Exhibit 10.1

HIGHLY CONFIDENTIAL & TRADE SECRET

STRATEGIC PARTNERS FUND SOLUTIONS ASSOCIATES VI L.P.

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

Dated as of May 23, 2023

STRATEGIC PARTNERS FUND ASSOCIATES VI L.P.

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of May 23, 2023, of Strategic Partners Fund Solutions Associates VI L.P., a Delaware limited partnership (the “Partnership”), by and between SPFSA VI L.L.C., a Delaware limited liability company (the “General Partner”), and the limited partners listed in the books and records of the Partnership, as limited partners.

WITNESSETH

WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, dated as of August 27, 2013, which was executed by the General Partner and filed for recordation in the office of the Secretary of State of Delaware on August 27, 2013 and a Limited Partnership Agreement, dated as of August 27, 2013 (the “Original Agreement”), between the General Partner and the initial limited partner;

WHEREAS, the Original Agreement was amended and restated in its entirety in order to permit the withdrawal of the initial limited partner, the admission of certain persons as limited partners, and to make certain modifications pursuant to the Amended and Restated Limited Partnership Agreement, dated as of December 19, 2013 (the “Existing Agreement”); and

WHEREAS, in order to amend the Partnership’s Existing Agreement to reflect certain changes thereto, the parties hereto wish to amend and restate the Existing Agreement in its entirety as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree that the Existing Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Advancing Party” has the meaning set forth in Section 7.1(b).

“Affiliate” when used with reference to another person means any person (other than the Partnership), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person.

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be further amended, supplemented, restated or otherwise modified from time to time.

“Alternative Vehicle” means any “Alternative Investment Fund” (as defined in section 4.7(a) of the SP VI Partnership Agreement).

“Applicable Collateral Percentage,” with respect to any Firm Collateral or Special Firm Collateral, has the meaning set forth in the books and records of the Partnership with respect thereto.

“Assumed Income Tax Rate” shall mean the highest effective marginal combined U.S. federal, state and local income tax rate for a Fiscal Year prescribed for an individual resident in New York, New York.

“Bankruptcy” means, with respect to any person, the occurrence of any of the following events: (i) the filing of an application by such person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such person to pay his debts as such debts become due; (iv) the making by such person of a general assignment for the benefit of creditors; (v) the filing by such person of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such person a bankrupt or insolvent or for relief in respect of such person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

“BCE Agreement” means the limited partnership agreement, limited liability company agreement or other governing document of any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP,” “BFCOMP” or “Other Blackstone Collateral Entity,” as such limited partnership agreement, limited liability company agreement or other governing document may be amended, supplemented, restated or otherwise modified to date, and as such limited partnership agreement, limited liability company agreement or other governing document may be further amended, supplemented, restated or otherwise modified from time to time, and any other Blackstone Collateral Entity limited partnership agreement, limited liability company agreement or other governing document.

“BCE Investment” means any direct or indirect investment by any Blackstone Collateral Entity.

“BCOM” is the collective reference to (i) Blackstone Communications Partners I L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BCP VI” is the collective reference to (i) Blackstone Capital Partners VI L.P., a Delaware limited partnership, and (ii) any alternative investment vehicle relating thereto and any parallel fund.

“BCTP” means (i) Blackstone Clean Technology Partners L.P., a Delaware limited partnership, and (ii) any alternative vehicle relating thereto and any parallel fund.

“BEP” means“(i) Blackstone Energy Partners L.P. and Blackstone Energy Partners Q L.P., each a Delaware limited partnership, and (ii) any alternative investment vehicle relating thereto and any parallel fund.

“BFCOMP” means Blackstone Family Communications Partnership I L.P., Blackstone Family Communications Partnership I-SMD L.P. and any other entity that is an Affiliate thereof and has terms substantially similar to those of the foregoing partnerships and is formed in connection with the participation by one or more partners thereof directly or indirectly in investments in securities also purchased by BCOM or any other funds with substantially similar investment objectives to BCOM and that are sponsored or managed by an Affiliate of the General Partner (which includes serving as general partner of such funds).

“BFIP” means Blackstone Capital Associates II L.P., Blackstone Capital Associates III L.P., Blackstone Family Investment Partnership II L.P., Blackstone Family Investment Partnership III L.P., Blackstone Family Investment Partnership IV-A L.P., Blackstone Family Investment Partnership IV-A -SMD L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V- SMD L.P., Blackstone Family Investment Partnership VI L.P., Blackstone Family Investment Partnership VI-SMD L.P., Blackstone Family Cleantech Investment Partnership L.P., Blackstone Family Cleantech Investment Partnership—SMD L.P., Blackstone Family Energy Investment Partnership L.P., Blackstone Family Energy Investment Partnership—SMD L.P. and any other entity that is an Affiliate thereof and has terms similar to those of the foregoing partnerships and is formed in connection with the participation by one or more of the partners thereof in investments in securities also purchased by BCP VI, BCTP, BEP or any other fund with substantially similar investment objectives to BCP VI, BCTP or BEP and that are sponsored or managed by an Affiliate of the General Partner (which includes serving as general partner of such funds).

“BFMEZP” means Blackstone Family Mezzanine Partnership-SMD L.P., Blackstone Family Mezzanine Partnership II-SMD L.P., Blackstone Mezzanine Holdings L.P., Blackstone Mezzanine Holdings II L.P., any entity formed to invest side-by-side with any GSO Fund and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships or other entities and is formed in connection with the participation by one or more partners or other equity owners thereof directly or indirectly in investments in securities also purchased by BMEZP I, BMEZP II, any GSO Fund or any other funds with substantially similar investment objectives to BMEZP I, BMEZP II or any GSO Fund and that are sponsored or managed by an Affiliate of the General Partner (which includes serving as general partner of such funds).

“BFREP” means Blackstone Real Estate Capital Associates L.P., Blackstone Real Estate Capital Associates II L.P., Blackstone Real Estate Capital Associates III L.P., Blackstone Family Real Estate Partnership L.P., Blackstone Family Real Estate Partnership II L.P., Blackstone Family Real Estate Partnership III L.P., Blackstone Family Real Estate Partnership International-A-SMD L.P., Blackstone Family Real Estate Partnership IV-SMD L.P., Blackstone Family Real Estate Partnership International II-SMD L.P., Blackstone Family Real Estate Partnership V-SMD L.P., Blackstone Family Real Estate Partnership VI-SMD L.P., Blackstone Family Real Estate Partnership VII-SMD L.P., Blackstone Family Real Estate Partnership Europe III-SMD L.P., Blackstone Family Real Estate Partnership Europe IV-SMD L.P, Blackstone Family Real Estate Partnership Asia-SMD L.P., Blackstone Family Real Estate Special Situations Partnership—SMD L.P., Blackstone Family Real Estate Special Situations Partnership Europe—SMD L.P., Blackstone Real Estate Debt Strategies II-SMD L.P., Blackstone Real Estate Holdings L.P., Blackstone Real Estate Holdings II L.P., Blackstone Real Estate Holdings III L.P., Blackstone Real Estate Holdings International—A L.P., Blackstone Real Estate Holdings IV L.P., Blackstone Real Estate Holdings International II L.P., Blackstone Real Estate Holdings V L.P., Blackstone Real Estate Holdings VI L.P., , Blackstone Real Estate Holdings VII L.P. , Blackstone Real Estate Holdings Europe III L.P., Blackstone Real Estate Special Situations Holdings II L.P.,

Blackstone Real Estate Special Situations Holdings Europe L.P., and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships and/or is formed in connection with Blackstone’s side-by-side investment program with respect to investments made by real estate and real estate-related investment funds that are sponsored or managed by an Affiliate of the General Partner (which includes serving as general partner of such funds).

“Blackstone Co-Investment Rights” has the meaning set forth in section 5.2(e) of the SP VI Partnership Agreement.

“Blackstone Collateral Entity” means any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP,” “BFCOMP” or “Other Blackstone Collateral Entity.”

“Blackstone Commitment” has the meaning set forth in the SP VI Partnership Agreement.

“Blackstone Entity” means any partnership, limited liability company or other entity (excluding any natural persons and any portfolio companies of any Blackstone—sponsored fund) that is an Affiliate of The Blackstone Group L.P. For the avoidance of doubt, any partnership, limited liability company or other entity that comprise the Strategic Partners Fund Solutions Business shall be considered a Blackstone Entity.

“BMEZP I” means (i) Blackstone Mezzanine Partners L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BMEZP II” means (i) Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BSSF Europe” means (i) Blackstone Real Estate Special Situations Europe L.P., Blackstone Real Estate Special Situations Europe.1 L.P. and Blackstone Real Estate Special Situations Europe.2 L.P., each a limited partnership formed or to be formed under the laws of the United Kingdom pursuant to the Limited Partnerships Act 1907 of the United Kingdom, (ii) any alternative vehicle, parallel fund or other investment vehicle established pursuant to Article 2 of the partnership agreements for the partnerships referred to in clause (i) above, and (iii) any investment vehicle formed to co-invest with any of the partnerships referred to in clause (i) above using third party capital and that potentially pays Carried Interest Distributions (as such term is used in such partnership agreements).

“BSSF II” means (i) Blackstone Real Estate Special Situations Fund II L.P., a Delaware limited partnership, Blackstone Real Estate Special Situations Fund II.1 L.P., a Delaware limited partnership, and Blackstone Real Estate Special Situations Fund II.2 L.P., a Delaware limited partnership, and (ii) any alternative vehicles of or parallel funds formed in connection with, any of the limited partnerships referred to in clause (i) above.

“Capital Commitment SP VI Commitment” means the Capital Commitment (as defined in the SP VI Partnership Agreement), if any, of the Partnership to SP VI that relates solely to the Capital Commitment SP VI Interest, if any.

“Capital Commitment SP VI Interest” means the Interest (as used in the SP VI Partnership Agreement), if any, of the Partnership as a capital partner of SP VI.

“Capital Commitment SP VI Investment” means the Partnership’s interest in a specific investment of SP VI held by the Partnership through the Capital Commitment SP VI Interest.

“Capital Commitment Capital Account” means, with respect to each Capital Commitment Investment for each Partner, the account maintained for such Partner to which are credited such Partner’s contributions to the Partnership with respect to such Capital Commitment Investment and any net income allocated to such Partner pursuant to Section 7.3 with respect to such Capital Commitment Investment and from which are debited any distributions with respect to such Capital Commitment Investment to such Partner and any net losses allocated to such Partner with respect to such Capital Commitment Investment pursuant to Section 7.3. In the case of any such distribution in kind, the Capital Commitment Capital Accounts for the related Capital Commitment Investment shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash, and any resulting gain or loss on such sale shall be allocated to the Partners participating in such Capital Commitment Investment pursuant to Section 7.3.

“Capital Commitment Class A Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Class B Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Defaulting Party” has the meaning specified in Section 7.4(g).

“Capital Commitment Deficiency Contribution” has the meaning specified in Section 7.4(g).

“Capital Commitment Disposable Investment” has the meaning set forth in Section 7.4(f).

“Capital Commitment Distributions” means, with respect to each Capital Commitment Investment, all amounts of distributions, received by the Partnership with respect to such Capital Commitment Investment solely in respect of the Capital Commitment SP VI Interest, if any, less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto, in each case which the General Partner may allocate to all or any portion of such Capital Commitment Investment as it may determine in good faith is appropriate.

“Capital Commitment Giveback Amount” has the meaning set forth in Section 7.4(g).

“Capital Commitment Interest” means the interest of a Partner in a specific Capital Commitment Investment as provided herein.

“Capital Commitment Investment” means any Capital Commitment SP VI Investment, but shall exclude any GP-Related Investment.

“Capital Commitment Liquidating Share” with respect to each Capital Commitment Investment means, in the case of dissolution of the Partnership, the related Capital Commitment Capital Account of a Partner (less amounts reserved in accordance with Section 9.3) as of the close of business on the effective date of dissolution.

“Capital Commitment Net Income (Loss)” with respect to each Capital Commitment Investment means all amounts of income received by the Partnership with respect to such Capital Commitment Investment, including without limitation gain or loss in respect of the disposition, in whole or in part, of such Capital Commitment Investment, less any costs, fees and expenses of the Partnership allocated thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership anticipated to be allocated thereto.

“Capital Commitment Partner Interest” means a Partner’s partnership interest in the Partnership with respect to the Capital Commitment SP VI Interest.

“Capital Commitment Profit Sharing Percentage” with respect to each Capital Commitment Investment means the percentage interest of a Partner in Capital Commitment Net Income (Loss) from such Capital Commitment Investment set forth in the books and records of the Partnership.

“Capital Commitment Recontribution Amount” has the meaning set forth in Section 7.4(g).

“Capital Commitment-Related Capital Contributions” has the meaning set forth in Section 7.1(a).

“Capital Commitment-Related Commitment”, with respect to any Partner, means such Partner’s commitment to the Partnership relating to such Partner’s Capital Commitment Partner Interest, as set forth in the books and records of the Partnership, including, without limitation, any such commitment that may be set forth in such Partner’s Commitment Agreement or SMD Agreement, if any.

“Capital Commitment Special Distribution” has the meaning set forth in Section 7.7(a).

“Capital Commitment Value” has the meaning set forth in Section 7.5.

“Carried Interest” means “Carried Interest Distributions,” as defined in the SP VI Partnership Agreement,. In the case of each of (i) and (ii) above, except as determined by the General Partner, the amount shall not be less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto (in each case which the General Partner may allocate among all or any portion of the GP-Related Investments as it determines in good faith is appropriate).

“Carried Interest Give Back Percentage” means, for any Partner or Withdrawn Partner, subject to Section 5.8(e), the percentage determined by dividing (A) the aggregate amount of distributions received by such Partner or Withdrawn Partner from the Partnership or any Other Fund GPs or their Affiliates in respect of Carried Interest by (B) the aggregate amount of distributions made to all Partners, Withdrawn Partners or any other person by the Partnership or any Other Fund GP or any of their Affiliates (in any capacity) in respect of Carried Interest. For purposes of determining any “Carried Interest Give Back Percentage” hereunder, all Trust Amounts contributed to the Trust by the Partnership or any Other Fund GPs on behalf of a Partner or Withdrawn Partner (but not the Trust Income thereon) shall be deemed to have been initially distributed or paid to the Partners and Withdrawn Partners as members, partners or other equity owners of the Partnership or any of the Other Fund GPs or their Affiliates.

“Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Partner in Carried Interest from such GP-Related Investment set forth in the books and records of the Partnership.

“Cause” means the occurrence or existence of any of the following with respect to any Partner, as determined fairly, reasonably, on an informed basis and in good faith by the General Partner: (i) (w) any breach by any Partner of any provision of any non-competition agreement, (x) any material breach of this Agreement or any rules or regulations applicable to such Partner that are established by the General Partner, (y) such Partner’s deliberate failure to perform his or her duties to the Partnership or any of its Affiliates, or (z) such Partner’s committing to or engaging in any conduct or behavior that is or may be harmful to the Partnership or any of its Affiliates in a material way as determined by the General Partner; provided, that in the case of any of the foregoing clauses (w), (x), (y) and (z), the General Partner has given such Partner written notice (a “Notice of Breach”) within fifteen days after the General Partner becomes aware of such action and such Partner fails to cure such breach, failure to perform or conduct or behavior within fifteen days after receipt of such Notice of Breach from the General Partner (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure, provided that such Partner is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Partnership or any of its Affiliates; (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Partner individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such Partner’s ability to function as a Partner of the Partnership, taking into account the services required of such Partner and the nature of the business of the Partnership and its Affiliates or (B) the business of the Partnership and its Affiliates; or (iv) becoming subject to an event described in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act of 1933 (the “Securities Act”).

“CC Carried Interest” means, with respect to any Partner, the aggregate amount of distributions or payments received by such Partner (in any capacity) from Affiliates of the Partnership in respect of or relating to “carried interest”, including the amount of any bonuses received by a Partner as an employee of an Affiliate of the Partnership that relate to the amount of “carried interest” received by an Affiliate of the Partnership. “CC Carried Interest” includes any amount initially received by an Affiliate of the Partnership from any fund (including SP VI, any similar funds formed after the date hereof, and any other private equity merchant banking, secondary, real estate or debt funds, whether or not in existence as of the date hereof) to which such Affiliate serves as general partner (or other similar capacity) that exceeds such Affiliate’s pro rata share of distributions from such fund based upon capital contributions thereto (or the capital contributions to make the investment of such fund giving rise to such “carried interest”).

“Clawback Adjustment Amount” has the meaning set forth in Section 5.8(e).

“Clawback Amount” means the “Overdistribution Amount,” as defined in the SP VI Partnership Agreement, and any other clawback amount payable pursuant to any SP VI Agreement, as applicable.

“Clawback Provisions” means sections 2.7(d)(iii) and 11.3 of the SP VI Partnership Agreement and any other similar provisions in any other SP VI Agreement existing heretofore or hereafter entered into.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code means, where appropriate, the corresponding provision in any successor statute.

“Commitment Agreement” means the agreement between the Partnership or an Affiliate thereof and a Partner, pursuant to which such Partner undertakes certain obligations, including the obligation to make capital contributions pursuant to Sections 4.1 and/or 7.1. Each Commitment Agreement is hereby incorporated by reference as between the Partnership and the relevant Partner.

“Contingent” means subject to repurchase rights and/or other requirements.

“Covered Person” has the meaning set forth in Section 3.6(a).

The term “control” when used with reference to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock or other equity ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Controlled Entity” when used with reference to another person means any person controlled by such other person.

“Deceased Partner” means any Partner or Withdrawn Partner who has died or who suffers from Incompetence. For purposes hereof, references to a Deceased Partner shall refer collectively to the Deceased Partner and the estate and heirs or legal representative of such Deceased Partner, as the case may be, that have received such Deceased Partner’s interest in the Partnership.

“Default Interest Rate” means the lower of (i) the sum of (a) the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate and (b) 5%, or (ii) the highest rate of interest permitted under applicable law.

“Disabling Event” means (a) the withdrawal of the General Partner, other than in accordance with Section 6.4(a) or (b) if the General Partner (i) makes an assignment for the benefit of its creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding described in clause (iv), or (v) seeks consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or substantially all of its properties.

“Estate Planning Vehicle” has the meaning set forth in Section 6.3.

“Excess Holdback” has the meaning set forth in Section 4.1(d).

“Excess Holdback Percentage” has the meaning set forth in Section 4.1(d).

“Excess Tax-Related Amount” has the meaning set forth in Section 5.8(e).

“Existing Agreement” has the meaning set forth in the Recitals.

“Existing Partner” means any Partner who is neither a Retaining Withdrawn Partner nor a Deceased Partner.

“Final Event” means the death, Total Disability, Incompetence, Bankruptcy, liquidation, dissolution or Withdrawal from the Partnership of any person who is a Partner.

“Firm Advances” has the meaning set forth in Section 7.1.

“Firm Collateral” means a Partner’s or Withdrawn Partner’s interest in one or more partnerships or limited liability companies, in either case affiliated with the Partnership, and certain other assets of such Partner or Withdrawn Partner, in each case that has been pledged or made available to the Trustee(s) to satisfy all or any portion of the Excess Holdback of such Partner or Withdrawn Partner as more fully described in the books and records of the Partnership; provided, that for all purposes hereof (and any other agreement (e.g., the Trust Agreement) that incorporates the meaning of the term “Firm Collateral” by reference), references to “Firm Collateral” shall include “Special Firm Collateral”, excluding references to “Firm Collateral” in Section 4.1(d)(v) and Section 4.1(d)(viii).

“Firm Collateral Realization” has the meaning set forth in Section 4.1(d).

“Fiscal Year” means a calendar year, or any other period chosen by the General Partner.

“Fund GP” means the Partnership (only with respect to the GP-Related SP VI Interest) and the Other Fund GPs.

“GAAP” has the meaning specified in Section 5.1(b).

“General Partner” means SPFSA VI L.L.C. and any person admitted to the Partnership as an additional General Partner in accordance with the provisions of this Agreement, until such time as such person ceases to be a general partner of the Partnership as provided herein or in the Partnership Act.

“Giveback” means obligations to return distributions to satisfy certain fund-related obligations and liabilities pursuant to section 9.2 of SP VI Partnership Agreement.

“Giveback Amount” means the amounts required to satisfy Giveback.

“Giveback Provisions” means section 9.2 of the SP VI Partnership Agreement and any other similar provisions in any other SP VI Agreement existing heretofore or hereafter entered into.

“GP-Related SP VI Interest” means the interest held by the Partnership in SP VI in the Partnership’s capacity as general partner of SP VI, excluding any Capital Commitment SP VI Interest.

“GP-Related SP VI Investment” means the Partnership’s interest in a Portfolio Investment (for purposes of this definition, as defined in the SP VI Partnership Agreement) in the Partnership’s capacity as the general partner of SP VI, but does not include any Capital Commitment Investment.

“GP-Related Capital Account” has the meaning set forth in Section 5.2.

“GP-Related Capital Contribution” has the meaning set forth in Section 4.1(a).

“GP-Related Class A Interest” has the meaning set forth in Section 5.8(a).

“GP-Related Class B Interest” has the meaning set forth in Section 5.8(a).

“GP-Related Commitment”, with respect to any Partner, means such Partner’s commitment to the Partnership relating to such Partner’s GP-Related Partner Interest, as set forth in the books and records of the Partnership, including, without limitation, any such commitment that may be set forth in such Partner’s Commitment Agreement or SMD Agreement, if any.

“GP-Related Defaulting Party” has the meaning set forth in Section 5.8(d).

“GP-Related Deficiency Contribution” has the meaning set forth in Section 5.8(d).

“GP-Related Disposable Investment” has the meaning set forth in Section 5.8(a).

“GP-Related Giveback Amount” has the meaning set forth in Section 5.8(d).

“GP-Related Investment” means any investment (direct or indirect) of the Partnership in respect of the GP-Related SP VI Interest (including, without limitation, any GP-Related SP VI Investment, but excluding any Capital Commitment Investment).

“GP-Related Net Income (Loss)” has the meaning set forth in Section 5.1(b).

“GP-Related Partner Interest” of a Partner means all interests of such Partner in the Partnership (other than such Partner’s Capital Commitment Partner Interest), including, without limitation, such Partner’s interest in the Partnership with respect to the GP-Related SP VI Interest and with respect to all GP-Related Investments.

“GP-Related Profit Sharing Percentage” means the “Carried Interest Sharing Percentage” and “Non-Carried Interest Sharing Percentage” of each Partner; provided that any references in this Agreement to GP-Related Profit Sharing Percentages made (i) in connection with voting or voting rights or (ii) GP-Related Capital Contributions with respect to GP-Related Investments (including Section 5.3(b)) means the “Non-Carried Interest Sharing Percentage” of each Partner; provided further that, the term “GP-Related Profit Sharing Percentage” shall not include any Capital Commitment Profit Sharing Percentage.

“GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d).

“GP-Related Required Amounts” has the meaning set forth in Section 4.1(a).

“GP-Related Unallocated Percentage” has the meaning set forth in Section 5.3(b).

“GP-Related Unrealized Net Income (Loss)” attributable to any GP-Related SP VI

Investment as of any date means the GP-Related Net Income (Loss) that would be realized by the Partnership with respect to such GP-Related SP VI Investment if SP VI’s entire portfolio of investments were sold on such date for cash in an amount equal to their aggregate value on such date (determined in accordance with Section 5.1(e)) and all distributions payable by SP VI to the Partnership (indirectly through the general partner of SP VI) pursuant to any SP VI Agreement with respect to such GP-Related SP VI Investment were made on such date. “GP-Related Unrealized Net Income (Loss)” attributable to any other GP-Related Investment (other than any Capital Commitment Investment) as of any date means the GP-Related Net Income (Loss) that would be realized by the Partnership with respect to such GP-Related Investment if such GP-Related Investment were sold on such date for cash in an amount equal to its value on such date (determined in accordance with Section 5.1(e)).

“GSO Fund” means (i) any of GSO Capital Opportunities Fund LP, GSO Capital Opportunities Overseas Fund L.P., GSO Capital Opportunities Overseas Master Fund L.P., GSO Liquidity Partners LP, GSO Liquidity Overseas Partners LP, Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Overseas Fund L.P., Blackstone / GSO Capital Solutions Overseas Master Fund L.P., GSO Targeted Opportunity Partners LP, GSO Targeted Opportunity Overseas Partners L.P., GSO Targeted Opportunity Overseas Intermediate Partners L.P., GSO Targeted Opportunity Master Partners L.P., GSO SJ Partners LP, GSO Capital Opportunities Fund II LP, GSO Capital Opportunities Cayman Overseas Fund II LP or GSO NMERB LP, or (ii) any alternative vehicle or parallel fund relating to any of the partnerships referred to in clause (i) above.

“Holdback” has the meaning set forth in Section 4.1(d).

“Holdback Percentage” has the meaning set forth in Section 4.1(d).

“Holdback Vote” has the meaning set forth in Section 4.1(d).

“Holdings” means Blackstone Holdings II L.P., a Delaware limited partnership.

“Incompetence” means, with respect to any Partner, the determination by the General Partner in its sole discretion, after consultation with a qualified medical doctor, that such Partner is incompetent to manage his or her person or his or her property.

“Initial Holdback Percentages” has the meaning set forth in Section 4.1(d).

“Initial Limited Partner” means Peter Song.

“Interest” means a Partner’s interest in the Partnership, including any interest that is held by a Retaining Withdrawn Partner, and including any Partner’s GP-Related Partner Interest and Capital Commitment Partner Interest.

“Investment” means any investment (direct or indirect) of the Partnership designated by the General Partner from time to time as an investment in which the Partners’ respective interests shall be established and accounted for on a basis separate from the Partnership’s other businesses, activities and investments, including (a) GP-Related Investments, and (b) Capital Commitment Investments.

“Investor Limited Partner” means any Limited Partner so designated at the time of its admission as a partner of the Partnership.

“Investor Note” means a promissory note of a Partner evidencing indebtedness incurred by such Partner to purchase a Capital Commitment Interest, the terms of which were or are approved by the General Partner and which is secured by such Capital Commitment Interest, all other Capital Commitment Interests of such Partner and all other interests of such Partner in Blackstone Collateral Entities; provided, that such promissory note may also evidence indebtedness relating to other interests of such Partner in Blackstone Collateral Entities, and such indebtedness shall be prepayable with Capital Commitment Net Income (whether or not such indebtedness relates to Capital Commitment Investments) as set forth in this Agreement, the Investor Note, the other BCE Agreements and any documentation relating to Other Sources; provided further, that references to “Investor Notes” herein refer to multiple loans made pursuant to such note, whether made with respect to Capital Commitment Investments or other BCE Investments, and references to an “Investor Note” refer to one such loan as the context requires. In no way shall any indebtedness incurred to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities be considered part of the Investor Notes for purposes hereof if the Lender or Guarantor is not the lender or guarantor with respect thereto.

“Issuer” means the issuer of any Security comprising part of an Investment.

“L/C” has the meaning set forth in Section 4.1(d).

“L/C Partner” has the meaning set forth in Section 4.1(d).

“Lender or Guarantor” means Blackstone Holdings I L.P., in its capacity as lender or guarantor under the Investor Notes, or any other Affiliate of the Partnership that makes or guarantees loans to enable a Partner to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities.

“Limited Partner” means any person who is shown on the books and records of the Partnership as a Limited Partner of the Partnership, including any Special Limited Partner and any Nonvoting Limited Partner.

“Liquidator” has the meaning set forth in Section 9.1(b).

“Loss Amount” has the meaning set forth in Section 5.8(e).

“Loss Investment” has the meaning set forth in Section 5.8(e).

“Majority in Interest of the Partners” on any date (a “vote date”) means one or more persons who are Partners (including the General Partner and the Limited Partners but excluding Nonvoting Limited Partners) on the vote date and who, as of the last day of the most recent accounting period ending on or prior to the vote date (or as of such later date on or prior to the vote date selected by the General Partner as of which the Partners’ capital account balances can be determined), have aggregate capital account balances representing at least a majority in amount of the total capital account balances of all the persons who are Partners (including the General Partner and the Limited Partners but excluding Nonvoting Limited Partners) on the vote date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Carried Interest Distribution” has the meaning set forth in Section 5.8(e).

“Net Carried Interest Distribution Recontribution Amount” has the meaning set forth in Section 5.8(e).

“Net GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d).

“Non-Carried Interest” means, with respect to each GP-Related Investment, all amounts of distributions, other than Carried Interest (and other than Capital Commitment Distributions) received by the Partnership with respect to such GP-Related Investment, less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto, in each case which the General Partner may allocate to all or any portion of the GP-Related Investments as it may determine in good faith is appropriate.

“Non-Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Partner in Non-Carried Interest from such GP-Related Investment set forth in the books and records of the Partnership.

“Non-Contingent” means generally not subject to repurchase rights or other requirements.

“Nonvoting Limited Partner” has the meaning set forth in Section 6.1(a).

“Original Agreement” has the meaning set forth in the Recitals.

“Other Blackstone Collateral Entity” means any Blackstone Entity (other than any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFIP,” “BFREP,” “BFMEZP” or “BFCOMP”) in which any limited partner interest, limited liability company interest, unit or other interest is pledged to secure any Investor Note.

“Other Fund GPs” means the General Partner (only with respect to the General Partner’s GP-Related SP VI Partner Interest in the Partnership) and any other entity (other than the Partnership) through which any Partner, Withdrawn Partner or any other person directly receives any amounts of Carried Interest, and any successor thereto; provided, that this includes any other entity which has in its organizational documents a provision which indicates that it is a “Fund GP” or an “Other Fund GP”; provided further, that notwithstanding any of the foregoing, neither Holdings nor any estate planning vehicle established for the benefit of family members of any Partner or of any member or partner of any Other Fund GP shall be considered an “Other Fund GP” for purposes hereof.

“Other Sources” means (i) distributions or payments of CC Carried Interest (which shall include amounts of CC Carried Interest which are not distributed or paid to a Partner but are instead contributed to a trust (or similar arrangement) to satisfy any “holdback” obligation with respect thereto), and (ii) distributions from Blackstone Collateral Entities (other than the Partnership) to such Partner.

“Parallel Fund” has the meaning set forth in section 4.6(a) of the SP VI Partnership Agreement.

“Partner” means any person who is a partner of the Partnership, whether a General Partner or a Limited Partner in whatsoever Partner Category.

“Partner Category” means the Existing Partners, Retaining Withdrawn Partners or Deceased Partners, each referred to as a group for purposes hereof.

“Partnership” means Strategic Partners Fund Solutions Associates VI L.P., a Delaware limited partnership.

“Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101, et seq., as it may be amended from time to time, and any successor to such statute.

“Pledgable Blackstone Interests” has the meaning set forth in Section 4.1(d).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate.

“Qualifying Fund” means any fund designated by the General Partner as a “Qualifying Fund.”

“Repurchase Period” has the meaning set forth in Section 5.8.

“Required Rating” has the meaning set forth in Section 4.1(d).

“Retained Portion” has the meaning set forth in Section 7.6.

“Retaining Withdrawn Partner” means a Withdrawn Partner who has retained a GP-Related Partner Interest, pursuant to Section 6.5(f) or otherwise. A Retaining Withdrawn Partner shall be considered a Nonvoting Limited Partner for all purposes hereof.

“Securities” means any debt or equity securities of an Issuer and its subsidiaries and other Controlled Entities constituting part of an Investment, including without limitation common and preferred stock, interests in limited partnerships and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Settlement Date” has the meaning set forth in Section 6.5(a).

“SMD Agreements” means the agreements between the Partnership and/or one or more of its Affiliates and certain of the Partners, pursuant to which each such Partner undertakes certain obligations with respect to the Partnership and/or its Affiliates. The SMD Agreements are hereby incorporated by reference as between the Partnership and the relevant Partner.

“SP VI” means (i) Strategic Partners Fund VI, L.P., a Delaware limited partnership, (ii) any alternative vehicle, parallel fund or other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above, and (iii) any investment vehicle formed to co-invest with any of the partnerships referred to in clause (i) above using third party capital and that potentially pays Carried Interest Distributions (as such term is used in such partnership agreements).

“SP VI Agreements” means (i) the SP VI Partnership Agreement and (ii) any other SP VI partnership agreements, as each may be amended, supplemented, restated or otherwise modified from time to time.

“SP VI Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Strategic Partners Fund VI, L.P., dated as of December 19, 2013, as may be amended, supplemented, restated or otherwise modified from time to time.

“Special Firm Collateral” means interests in a Qualifying Fund or other assets that have been pledged to the Trustee(s) to satisfy all or any portion of a Partner’s or Withdrawn Partner’s Holdback obligation (excluding any Excess Holdback) as more fully described in the books and records of the Partnership.

“Special Firm Collateral Realization” has the meaning set forth in Section 4.1(d).

“Special Limited Partner” means any of the persons shown in the books and records of the Partnership as a Special Limited Partner and any person admitted to the Partnership as an additional Special Limited Partner in accordance with the provisions of this Agreement.

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Strategic Partners Fund Solutions Business” shall mean Blackstone’s business line responsible for managing SP VI and any predecessor and successor funds thereto, including Strategic Partners Fund, L.P., Strategic Partners Fund II, L.P., Strategic Partners Fund III, L.P., Strategic Partners Fund IV, L.P., Strategic Partners Fund V, L.P. and their respective parallel vehicles.

“Subject Investment” has the meaning set forth in Section 5.8(e).

“Subject Partner” has the meaning set forth in Section 4.1(d).

“Successor in Interest” means any (i) shareholder of; (ii) trustee, custodian, receiver or other person acting in any Bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Partner, whether by operation of law or otherwise.

“Tax Matters Partner” has the meaning set forth in Section 6.7(b).

“TM” has the meaning set forth in Section 10.2

“Total Disability” means the inability of a Limited Partner substantially to perform the services required of such Limited Partner (in its capacity as such or in any other capacity with respect to any Affiliate of the Partnership) for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Transfer” has the meaning set forth in Section 8.2.

“Trust Account” has the meaning set forth in the Trust Agreement.

“Trust Agreement” means the Trust Agreement dated as of the date set forth therein, as amended, supplemented, restated or otherwise modified from time to time, among the Partners, the Trustee(s) and certain other persons that may receive distributions in respect of or relating to Carried Interest from time to time.

“Trust Amount” has the meaning set forth in the Trust Agreement.

“Trust Income” has the meaning set forth in the Trust Agreement.

“Trustee(s)” has the meaning set forth in the Trust Agreement.

“Unadjusted Carried Interest Distributions” has the meaning set forth in Section 5.8(e).

“Unallocated Capital Commitment Interests” has the meaning set forth in Section 8.1(f).

“Withdraw” or “Withdrawal” with respect to a Partner means a Partner ceasing to be a partner of the Partnership (except as a Retaining Withdrawn Partner) for any reason (including death, disability, removal, resignation or retirement, whether such is voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Partner means, as aforesaid, a Partner who has ceased to be a partner of the Partnership.

“Withdrawal Date” means the date of the Withdrawal from the Partnership of a Withdrawn Partner.

“Withdrawn Partner” means a Limited Partner whose GP-Related Partner Interest or Capital Commitment Partner Interest in the Partnership has been terminated for any reason, including the occurrence of an event specified in Section 6.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Partner.

“W-8BEN” has the meaning set forth in Section 3.8.

“W-8IMY” has the meaning set forth in Section 3.8.

“W-9” has the meaning set forth in Section 3.8

Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

GENERAL PROVISIONS

Section 2.1. General Partner and Limited Partners. The Partners may be General Partners or Limited Partners. The General Partner as of the date hereof is SPFSA VI L.L.C.. The Limited Partners shall be as shown on the books and records of the Partnership. The books and records of the Partnership contain the GP-Related Profit Sharing Percentage and GP-Related Commitment of each Partner (including, without limitation, the General Partner) with respect to the GP-Related Investments of the Partnership as of the date hereof. The books and records of the Partnership contain the Capital Commitment Profit Sharing Percentage and Capital Commitment-Related Commitment of each Partner (including, without limitation, the General Partner) with respect to the Capital Commitment Investments of the Partnership as of the date hereof. The books and records of the Partnership shall be amended by the General Partner from time to time to reflect additional GP-Related Investments, additional Capital Commitment Investments, dispositions by the Partnership of GP-Related Investments, dispositions by the Partnership of Capital Commitment Investments, the GP-Related Profit Sharing Percentages of the Partners (including, without limitation, the General Partner) as modified from time to time, the Capital Commitment Profit Sharing Percentages of the Partners (including, without limitation, the General Partner) as modified from time to time, the admission of additional Partners, the Withdrawal of Partners, and the transfer or assignment of interests in the Partnership pursuant to the terms of this Agreement. At the time of admission of each additional Partner, the General Partner shall determine in its sole discretion the GP-Related Investments and Capital Commitment Investments in which such Partner shall participate and such Partner’s GP-Related Commitment, Capital Commitment-Related Commitment, GP-Related Profit Sharing Percentage with respect to each such GP-Related Investment and Capital Commitment Profit Sharing Percentage with respect to each such Capital Commitment Investment. Each Partner may have a GP-Related Partner Interest and/or a Capital Commitment Partner Interest.

Section 2.2. Formation; Name Foreign Jurisdictions. The Partnership is hereby continued as a limited partnership pursuant to the Partnership Act and shall conduct its activities on and after the date hereof under the name of Strategic Partners Fund Solutions Associates VI L.P. The certificate of limited partnership of the Partnership may be amended and/or restated from time to time by the General Partner The General Partner is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

Section 2.3. Term. The term of the Partnership shall continue until December 31, 2061, unless earlier dissolved and terminated in accordance with this Agreement and the Act.

Section 2.4. Purpose; Powers. (a) The purposes of the Partnership shall be, directly or indirectly through subsidiaries or Affiliates:

(i) to serve as the general partner of SP VI (including any Alternative Vehicle, Parallel Fund or other partnership included in the definition of “SP VI”) and perform the functions of a general partner of SP VI (including any Alternative Vehicle, Parallel Fund or other partnership included in the definition of “SP VI”) specified in the SP VI Agreements,

(ii) to serve as, and hold the Capital Commitment SP VI Interest as, a capital partner (and, if applicable, a limited partner and/or a general partner) of SP VI (including any Alternative Vehicle, Parallel Fund or other partnership included in the definition of “SP VI”) and perform the functions of a capital partner (and, if applicable, a limited partner and/or a general partner) of SP VI (including any Alternative Vehicle, Parallel Fund or other partnership included in the definition of “SP VI”) specified in the SP VI Agreements,

(iii) to make the Blackstone Commitment or a portion thereof, either directly or indirectly through another entity,

(iv) to serve as a general partner or limited partner of other partnerships and perform the functions of a general partner or limited partner specified in the respective partnership agreements, as amended, supplemented, restated or otherwise modified from time to time, of any such partnership,

(v) to serve as a member of limited liability companies and perform the functions of a member specified in the respective limited liability company agreements, as amended, supplemented, restated or otherwise modified from time to time, of any such limited liability company,

(vi) to invest in Capital Commitment Investments and/or GP-Related Investments and acquire and invest in Securities or other property (directly or indirectly through SP VI (including any Alternative Vehicle, Parallel Fund or other partnership included in the definition of “SP VI”), including, without limitation, in connection with any action referred to in any of clauses (i) through (v) above,

(vii) to carry on such other businesses, perform such other services and make such other investments as are deemed desirable by the General Partner and as are permitted under the Partnership Act and SP VI Agreements, and the respective partnership agreement of any partnership referred to in clause (iv) above and the respective limited liability company agreement of any limited liability company referred to in clause (v) above, in the case of each of the foregoing, as amended, supplemented, restated or otherwise modified from time to time,

(viii) any other lawful purpose, and

(ix) to do all things necessary, desirable, convenient or incidental thereto.

(b) In furtherance of its purposes, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to be and become a general or limited partner of partnerships, a member of limited liability companies, a holder of common and preferred stock of corporations and/or an investor in the foregoing entities or other entities, in connection with the making of Investments or the acquisition, holding or disposition of Securities or other property or as otherwise deemed appropriate by the General Partner in the conduct of the Partnership’s business, and to take any action in connection therewith;

(ii) to acquire and invest in general or limited partner interests, in limited liability company interests, in common and preferred stock of corporations and/or in other interests in or obligations of the foregoing entities or other entities and in Investments and Securities or other property or direct or indirect interests therein, whether such Investments and Securities or other property are readily marketable or not, and to receive, hold, sell, dispose of or otherwise transfer any such partner interests, limited liability company interests, stock, interests, obligations, Investments or Securities or other property and any dividends and distributions thereon and to purchase and sell, on margin, and be long or short, futures contracts and to purchase and sell, and be long or short, options on futures contracts;

(iii) to buy, sell and otherwise acquire investments, whether such investments are readily marketable or not;

(iv) to invest and reinvest the cash assets of the Partnership in money-market or other short-term investments;

(v) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Partnership;

(vi) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

(vii) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

(viii) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

(ix) to open, maintain and close accounts, including margin accounts, with brokers;

(x) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(xi) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(xii) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic, and to form or cause to be formed and be a member or manager or both of one or more limited liability companies;

(xiii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient or advisable or incident to carrying out its purposes;

(xiv) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xv) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Partners cash or investments or other property of the Partnership, or any combination thereof; and

(xvi) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Delaware and other applicable law.

Section 2.5. Place of Business. The Partnership shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Partnership shall maintain an office and principal place of business at such place or places as the General Partner specifies from time to time and as set forth in the books and records of the Partnership. The name and address of the Partnership’s registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The General Partner may from time to time change the registered agent or office by an amendment to the certificate of limited partnership of the Partnership.

Section 2.6. Reserved.

ARTICLE III

MANAGEMENT

Section 3.1. General Partners. The General Partner shall be the general partner of the Partnership. The General Partner may not be removed without its consent.

Section 3.2. Limitations on Limited Partners. Except as may be expressly required or permitted by the Partnership Act, Limited Partners as such shall have no right to, and shall not, take part in the management, conduct or control of the Partnership’s business or act for or bind the Partnership, and shall have only the rights and powers granted to Limited Partners herein.

Section 3.3. Partner Voting.

(a) To the extent a Partner is entitled to vote with respect to any matter relating to the Partnership, such Partner shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Partner (or any Affiliate thereof) in such matter.

(b) Meetings of the Partners may be called only by the General Partner.

Section 3.4. Management. (a) The management, control and operation of the Partnership and the formulation and execution of business and investment policy shall be vested in the General Partner, and the General Partner shall have full control over the business and affairs of the Partnership. The General Partner shall, in the General Partner’s discretion, exercise all powers necessary and convenient for the purposes of the Partnership, including those enumerated in Section 2.4, on behalf and in the name of the Partnership. All decisions and determinations (howsoever described herein) to be made by the General Partner pursuant to this Agreement shall be made in the General Partner’s discretion, subject only to the express terms and conditions of this Agreement.

(b) All outside business or investment activities of the Partners (including outside directorships or trusteeships) shall be subject to such rules and regulations as are established by the General Partner from time to time.

(c) Notwithstanding any provision in this Agreement to the contrary, the Partnership is hereby authorized, without the need for any further act, vote or consent of any person (directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in its capacity as a general partner, capital partner and/or limited partner of SP VI, or in the Partnership’s capacity as a general or limited partner, member or other equity owner of any Partnership

Affiliate (as hereinafter defined), (i) to execute and deliver, and to perform the Partnership’s obligations under, the SP VI Agreements, including, without limitation, serving as a general partner of SP VI, (ii) to execute and deliver, and to perform the Partnership’s obligations under, the governing agreement, as amended, supplemented, restated or otherwise modified (each a “Partnership Affiliate Governing Agreement”), of any other partnership, limited liability company or other entity (each a “Partnership Affiliate”) of which the Partnership is to become a general or limited partner, member or other equity owner, including, without limitation, serving as a general or limited partner, member or other equity owner of each Partnership Affiliate, and (iii) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, the SP VI Agreements or any Partnership Affiliate Governing Agreement (and any amendment, supplement, restatement and/or other modification of any of the foregoing).

(d) Each of Stephen A. Schwarzman, Hamilton E. James, John G. Finley, Laurence A. Tosi, John A. Magliano, Kathleen Skero, Matthew Skurbe, Christopher J. James, Peter Song, Stephen H. Can, Verdun Perry and any other person designated by the General Partner, each acting individually, is hereby authorized and empowered, as an authorized representative of the Partnership or as an authorized person of the General Partner (within the meaning of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended, or otherwise) (the General Partner hereby authorizing and ratifying any of the following actions):

(i) (i) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in its capacity as a general partner, capital partner and/or limited partner of SP VI, or in the Partnership’s capacity as a general or limited partner, member or other equity owner of any Partnership Affiliate, any of the following:

(A)

any agreement, certificate, instrument or other document of the Partnership, SP VI or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications thereof), including, without limitation, the following: (I) the SP VI Agreements and each Partnership Affiliate Governing Agreement, (II) Subscription Agreements on behalf of SP VI and/or the Partnership, (III) side letters issued in connection with investments in SP VI on behalf of SP VI and/or the Partnership, and (IV) such other agreements, certificates, instruments and other documents as may be necessary or desirable in furtherance of the purposes of the Partnership, SP VI or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications of any of the foregoing referred to in (I) through (IV) hereof);

(B)

the certificates of formation, certificates of limited partnership and/or other organizational documents of the Partnership, SP VI or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications thereof); and

(C)

any other certificates, notices, applications or other documents (and any amendments, supplements, restatements and/or other modifications thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Partnership, SP VI or any Partnership Affiliate to qualify to do business in a jurisdiction in which the Partnership, SP VI or such Partnership Affiliate desires to do business;

(ii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in its capacity as a general partner, capital partner and/or limited partner of SP VI or in the Partnership’s capacity as a general or limited partner, member or other equity owner of any Partnership Affiliate): (A) any certificates, forms, notices, applications or other documents to be filed with any government or governmental or regulatory body on behalf of the Partnership, SP VI or any Partnership Affiliate, (B) any certificates, forms, notices, applications or other documents that may be necessary or advisable in connection with any bank account of the Partnership, SP VI or any Partnership Affiliate or any banking facilities or services that may be utilized by the Partnership, SP VI or any Partnership Affiliate, and all checks, notes, drafts and other documents of the Partnership, SP VI or any Partnership Affiliate that may be required in connection with any such bank account, banking facilities or services, (C) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.4(d), each acting individually, shall be deemed to have been adopted by the General Partner, the Partnership, SP VI or any Partnership Affiliate, as applicable, for all purposes).

The authority granted to any person (other than Stephen A. Schwarzman) in this Section 3.4(d) may be revoked at any time by the General Partner by an instrument in writing signed by the General Partner.

Section 3.5. Responsibilities of Partners.

(a) Unless otherwise determined by the General Partner in a particular case, each Limited Partner shall devote substantially all his time and attention to the businesses of the Partnership and its Affiliates.

(b) All outside business or investment activities of the Partners (including outside directorships or trusteeships), shall be subject to such rules and regulations as are established by the General Partner from time to time.

(c) The General Partner may from time to time establish such other rules and regulations applicable to Partners or other employees as the General Partner deems appropriate, including rules governing the authority of Partners or other employees to bind the Partnership to financial commitments or other obligations.

Section 3.6. Exculpation and Indemnification.

(a) Liability to Partners. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Partner nor any of such Partner’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Partnership or any of its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Partnership or any other Partner for any act or omission (in relation to the Partnership, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Partnership and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Partnership, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Partner or the

Partnership. To the extent that, at law or in equity, a Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, to the fullest extent permitted by law, such Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Partner otherwise existing at law or in equity, are agreed by the Partners, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Partner.

(b) Indemnification. (i) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless (but only to the extent of the Partnership’s assets (including, without limitation, the remaining capital commitments of the Partners) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, for purposes of this Section 3.6, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Partnership or which relate to or arise out of or in connection with the Partnership, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting Cause); provided, that a Covered Person shall not be entitled to indemnification under this Section with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Partnership and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful; provided further, that if such Covered Person is a Partner or a Withdrawn Partner, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s GP-Related Profit Sharing Percentage in the Partnership as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, the General Partner) in defending any claim, demand, action, suit or proceeding may, with the approval of the General Partner, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section, and the Partnership and its Affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Partnership and such Affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Partner institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Partner shall be responsible, up to the amount of such Partner’s Interests and remaining capital commitment, for such Partner’s pro rata share of the Partnership’s expenses related to such indemnity obligation, as determined by the General Partner. The Partnership may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Partners will not be personally obligated with respect to indemnification pursuant to this Section. The General Partner shall have the authority to enter into separate agreements with any Covered Person in order to give effect to the obligations to indemnify pursuant to this Section 3.6.

(ii) (A) Notwithstanding anything to the contrary herein, for greater certainty, it is understood and/or agreed that the Partnership’s obligations hereunder are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing SP VI and/or a particular portfolio entity through which an Investment is indirectly held. It is further understood and/or agreed that a Covered Person shall first seek to be so indemnified and have such expenses advanced in the following order of priority: first out of proceeds available in respect of applicable insurance policies maintained by the applicable portfolio entity and/or SP VI, second by the applicable portfolio entity through which such investment is indirectly held, and third by SP VI (only to the extent the foregoing sources are exhausted).

(B) The Partnership’s obligation, if any, to indemnify or advance expenses to any Covered Person shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from SP VI and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), and to the extent the Partnership (or any Affiliate thereof) pays or causes to be paid any amounts that should have been paid by SP VI and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), it is agreed among the Partners that the Partnership shall have a subrogation claim against SP VI and/or such portfolio entity in respect of such advancement or payments. The General Partner and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement (except for a loan to an executive officer of The Blackstone Group L.P. or any of its Affiliates, which shall not be permitted) as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing.

Section 3.7. Representations of Limited Partners.

(a) Each Limited Partner by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein or in the Partnership Act) represents and warrants to every other Partner and to the Partnership, except as may be waived by the General Partner, that such Limited Partner is acquiring each of such Limited Partner’s Interests for such Limited Partner’s own account for investment and not with a view to resell or distribute the same or any part hereof, and that no other person has any interest in any such Interest or in the rights of such Limited Partner hereunder; provided, that a Partner may choose to make transfers for estate and charitable planning purposes (in accordance with the terms hereof). Each Limited Partner represents and warrants that such Limited Partner understands that the Interests have not been registered under the Securities Act and therefore such Interests may not be resold without registration under such Act or exemption from such registration, and that accordingly such Limited Partner must bear the economic risk of an investment in the Partnership for an indefinite period of time. Each Limited Partner represents that such Limited Partner has such knowledge and experience in financial and business matters that such Limited Partner is capable of evaluating the merits and risks of an investment in the Partnership, and that such Limited Partner is able to bear the economic risk of such investment. Each Limited Partner represents that such Limited Partner’s overall commitment to the Partnership and other investments which are not readily marketable is not disproportionate to the Limited Partner’s net worth and the Limited Partner has no need for liquidity in the Limited Partner’s investment in Interests. Each Limited Partner represents that to the full satisfaction of the Limited Partner, the Limited Partner has been furnished any materials that such Limited Partner has requested relating to the Partnership, any Investment and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the offering of Interests and any matters pertaining to each Investment and to obtain any other additional information relating thereto. Each Limited Partner represents that the Limited Partner has consulted to the extent deemed appropriate by the Limited Partner with the Limited Partner’s own advisers as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Limited Partner.

(b) Each Partner agrees that the representations and warranties contained in paragraph (a) above shall be true and correct as of any date that such Partner (1) makes a capital contribution to the Partnership (whether as a result of Firm Advances made to such Partner or otherwise) with respect to any Investment, and such Partner hereby agrees that such capital contribution shall serve as confirmation thereof and/or (2) repays any portion of the principal amount of a Firm Advance, and such Partner hereby agrees that such repayment shall serve as confirmation thereof.

Section 3.8. Tax Representation. Each Limited Partner certifies that (A) if the Limited Partner is a United States person (as defined in the Code) (x) (i) the Limited Partner’s name, social security number (or, if applicable, employer identification number) and address provided to the Partnership and its Affiliates pursuant to an IRS Form W-9, Payer’s Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Limited Partner will complete and return a W-9, and (y) (i) the Limited Partner is a United States person (as defined in the Code) and (ii) the Limited Partner will notify the Partnership within 60 days of a change to foreign (non-United States) status or (B) if the Limited Partner is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (“W-8BEN”) or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding (“W-8IMY”), or otherwise is correct and (ii) the Limited Partner will complete and return the applicable IRS form, including but not limited to a W-8BEN or W-8IMY, and (y) (i) the Limited Partner is not a United States person (as defined in the Code) and (ii) the Limited Partner will notify the Partnership within 60 days of any change of such status. The Limited Partner agrees to properly execute and provide to the Partnership in a timely manner any tax documentation that may be reasonably required by the Partnership or the General Partner.

ARTICLE IV

CAPITAL OF THE PARTNERSHIP

Section 4.1. Capital Contributions by Partners. (a) Each Partner shall be required to make capital contributions to the Partnership (“GP-Related Capital Contributions”) at such times and in such amounts (the “GP-Related Required Amounts”) as are required to satisfy the Partnership’s obligation to make capital contributions to SP VI in respect of the GP-Related SP VI Interest with respect to any GP-Related SP VI Investment and as are otherwise determined by the General Partner from time to time or as may be set forth in such Limited Partner’s Commitment Agreement or SMD Agreement, if any; provided, that additional GP-Related Capital Contributions in excess of the GP-Related Required Amounts may be made pro rata among the Partners based upon each Partner’s Carried Interest Sharing Percentage. GP-Related Capital Contributions in excess of the GP-Related Required Amounts which are to be used for ongoing business operations (as distinct from financing, legal or other specific liabilities of the Partnership (including those specifically set forth in Sections 4.1(d) and 5.8(d)) shall be determined by the General Partner. Limited Partners shall not be required to make additional GP-Related Capital Contributions to the Partnership in excess of the GP-Related Required Amounts, except (i) as a condition of an increase in such Limited Partner’s GP-Related Profit Sharing Percentage or (ii) as specifically set forth in this Agreement; provided, that the General Partner and any Limited Partner may agree from time to time that such Limited Partner shall make an additional GP-Related Capital Contribution to the Partnership; provided further, that each Investor Limited Partner shall maintain its GP-Related Capital Accounts at an aggregate level equal to the product of (i) its GP-Related Profit Sharing Percentage from time to time and (ii) the total capital of the Partnership related to the GP-Related SP VI Interest.

(b) The General Partner may elect on a case by case basis to (i) cause the Partnership to loan any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners who are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) the amount of any GP-Related Capital Contribution required to be made by such Partner or (ii) permit any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners who are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) to make a required GP-Related Capital Contribution to the Partnership in installments, in each case on terms determined by the General Partner.

(c) Each GP-Related Capital Contribution by a Partner shall be credited to the appropriate GP-Related Capital Account of such Partner in accordance with Section 5.2, subject to Section 5.10.

(d) The Partners and the Withdrawn Partners have entered into the Trust Agreement, pursuant to which certain amounts of distributions relating to Carried Interest will be paid to the Trustee(s) for deposit in the Trust Account (such amounts to be paid to the Trustee(s) for deposit in the Trust Account constituting a “Holdback”).

(i) The General Partner shall determine, as set forth below, the percentage of each distribution of Carried Interest that shall be withheld for any General Partner (including, without limitation, the General Partner) and each Partner Category (such withheld percentage constituting a General Partner’s and such Partner Category’s “Holdback Percentage”). The applicable Holdback Percentages initially shall be 0% for any General Partner, 5% for Existing Partners (other than any General Partner), 5% for Retaining Withdrawn Partners (other than any General Partner) and 5% for Deceased Partners (the “Initial Holdback Percentages”). Any provision of this Agreement to the contrary notwithstanding, the Holdback Percentage for any General Partner (including, without limitation, the General Partner) shall not be subject to change pursuant to clause (ii), (iii) or (iv) of this Section 4.1(d).

(ii) The Holdback Percentage may not be reduced for any individual Partner as compared to the other Partners in his Partner Category (except as provided in clause (iv) below). The General Partner may only reduce the Holdback Percentages among the Partner Categories on a proportionate basis. For example, if the Holdback Percentage for Existing Partners is decreased to 4%, the Holdback Percentage for Retaining Withdrawn Partners and Deceased Partners shall be reduced to 4% and 4%, respectively. Any reduction in the Holdback Percentage for any Partner shall apply only to distributions relating to Carried Interest made after the date of such reduction.

(iii) The Holdback Percentage may not be increased for any individual Partner as compared to the other Partners in his Partner Category (except as provided in clause (iv) below). The General Partner may not increase the Retaining Withdrawn Partners’ Holdback Percentage beyond 21% unless the General Partner concurrently increases the Existing Partners’ Holdback Percentage to 21%. The General Partner may not increase the Deceased Partners’ Holdback Percentage beyond 24% unless the General Partner increases the Holdback Percentage for both Existing Partners and Retaining Withdrawn Partners to 24%. The General Partner may not increase the Holdback Percentage of any Partner Category beyond 24% unless such increase applies equally to all Partner Categories. Any increase in the Holdback Percentage for any Partner shall apply only to distributions relating to Carried Interest made after the date of such increase. The foregoing shall in no way prevent the General Partner from proportionately increasing the Holdback Percentage of any Partner Category, if the resulting Holdback Percentages are consistent with the above. For example, if the General Partner reduces the Holdback Percentages for Existing Partners, Retaining Withdrawn Partners and Deceased Partners to 4%, 4% and 4%, respectively, the General Partner shall have the right to subsequently increase the Holdback Percentages to 21%.

(iv) (A) Notwithstanding anything contained herein to the contrary, the Partnership may increase or decrease the Holdback Percentage for any Partner in any Partner Category (in such capacity, the “Subject Partner”) pursuant to a majority vote of the Limited Partners and the General Partner (a “Holdback Vote”); provided, that, notwithstanding anything to the contrary contained herein, the Holdback Percentage applicable to any General Partner shall not be increased or decreased without its prior written consent; provided further, that a Subject Partner’s Holdback Percentage shall not be (I) increased prior to such time as such Subject Partner (x) is notified by the Partnership of the decision to increase such Subject Partner’s Holdback Percentage and (y) has, if requested by such Subject Partner, been given 30 days to gather and provide information to the Partnership for consideration before a second Holdback Vote (requested by the Subject Partner) or (II) decreased unless such decrease occurs subsequent to an increase in a Subject Partner’s Holdback Percentage pursuant to a Holdback Vote under this clause (iv); provided further, that such decrease shall not exceed an amount such that such Subject Partner’s Holdback Percentage is less than the prevailing Holdback Percentage for such Subject Partner’s Partner Category; provided further, that a Partner shall not vote to increase a Subject Partner’s Holdback Percentage unless such voting Partner determines, in such Partner’s good faith judgment, that the facts and circumstances indicate that it is reasonably likely that such Subject Partner, or any of such Subject Partner’s successors or assigns (including such Subject Partner’s estate or heirs) who at the time of such vote holds the GP-Related Partner Interest or otherwise has the right to receive distributions relating thereto, will not be capable of satisfying any GP-Related Recontribution Amounts that may become due.

(B) A Holdback Vote shall take place at a Partnership meeting. Each of the Limited Partners and the General Partner shall be entitled to cast one vote with respect to the Holdback Vote regardless of such Partner’s interest in the Partnership. Such vote may be cast by any such Partner in person or by proxy.

(C) If the result of the second Holdback Vote is an increase in a Subject Partner’s Holdback Percentage, such Subject Partner may submit the decision to an arbitrator, the identity of which is mutually agreed upon by both the Subject Partner and the Partnership; provided, that if the Partnership and the Subject Partner cannot agree upon a mutually satisfactory arbitrator within 10 days of the second Holdback Vote, each of the Partnership and the Subject Partner shall request its candidate for arbitrator to select a third arbitrator satisfactory to such candidates; provided further, that if such candidates fail to agree upon a mutually satisfactory arbitrator within 30 days of such request, the then sitting President of the American Arbitration Association shall unilaterally select the arbitrator. Each Subject Partner that submits the decision of the Partnership pursuant to the second Holdback Vote to arbitration and the Partnership shall estimate their reasonably projected out-of-pocket expenses relating thereto and each such party shall, to the satisfaction of the arbitrator and prior to any determination being made by the arbitrator, pay the total of such estimated expenses (i.e., both the Subject Partner’s and the Partnership’s expenses) into an escrow account to be controlled by Simpson Thacher & Bartlett LLP, as escrow agent (or such other comparable law firm as the Partnership and the Subject Partner shall agree). The arbitrator shall direct the escrow agent to pay out of such escrow account all expenses associated with such arbitration (including costs leading thereto) and to return to the “victorious” party the entire amount of funds such party paid into such escrow account. If the amount contributed to the escrow account by the losing party is insufficient to cover the expenses of such arbitration, such “losing” party shall then provide any additional funds necessary to cover such costs to such “victorious” party. For purposes hereof, the “victorious” party shall be the Partnership, if the Holdback Percentage ultimately determined by the arbitrator is closer to the percentage determined in the second Holdback Vote than it is to the prevailing Holdback Percentage for the Subject Partner’s Partner Category; otherwise, the Subject Partner shall be the “victorious” party. The party that is not the “victorious” party shall be the “losing” party.

(D) In the event of a decrease in a Subject Partner’s Holdback Percentage (1) pursuant to a Holdback Vote under this clause (iv) or (2) pursuant to a decision of an arbitrator under paragraph (C) of this clause (iv), the Partnership shall release and distribute to such Subject Partner any Trust Amounts (and the Trust Income thereon (except as expressly provided herein with respect to using Trust Income as Firm Collateral)) which exceed the required Holdback of such Subject Partner (in accordance with such Subject Partner’s reduced Holdback Percentage) as though such reduced Holdback Percentage had applied since the increase of the Subject Partner’s Holdback Percentage pursuant to a previous Holdback Vote under this clause (iv).

(v) (A) If a Partner’s Holdback Percentage exceeds 15% (such percentage in excess of 15% constituting the “Excess Holdback Percentage”), such Partner may satisfy the portion of his Holdback obligation in respect of his Excess Holdback Percentage (such portion constituting such Partner’s “Excess Holdback”), and such Partner (or a Withdrawn Partner with respect to amounts contributed to the Trust Account while he was a Partner), to the extent his Excess Holdback obligation has previously been satisfied in cash, may obtain the release of the Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Partner) satisfying such Partner’s or Withdrawn Partner’s Excess Holdback obligation, by pledging or otherwise making available to the Partnership, on a first priority basis (except as provided below), all or any portion of his Firm Collateral in satisfaction of his Excess Holdback obligation. Any Partner seeking to satisfy all or any portion of the Excess Holdback utilizing Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the General Partner) to perfect a first priority security interest in, and otherwise assure the ability of the Partnership to realize on (if required), such Firm Collateral; provided, that in the case of entities listed in the books and records of the Partnership, in which Partners/members are permitted to pledge their interests therein to finance all or a portion of their capital contributions thereto (“Pledgable Blackstone Interests”), to the extent a first priority security interest is unavailable because of an existing lien on such Firm Collateral, the Partner or Withdrawn Partner seeking to utilize such Firm Collateral shall grant the Partnership a second priority security interest therein in the manner provided above; provided further, that (x) in the case of Pledgable Blackstone Interests, to the extent that neither a first priority nor a second priority security interest is available, or (y) if the General Partner otherwise determines in its good faith judgment that a security interest in Firm Collateral (and the corresponding documents and actions) are not necessary or appropriate, the Partner or Withdrawn Partner shall (in the case of either clause (x) or (y) above) irrevocably instruct in writing the relevant partnership, limited liability company or other entity listed in the books and records of the Partnership to remit any and all net proceeds resulting from a Firm Collateral Realization on such Firm Collateral to the Trustee(s) as more fully provided in clause (B) below. The Partnership shall, at the request of any Partner or Withdrawn Partner, assist such Partner or Withdrawn Partner in taking such action as is necessary to enable such Partner or Withdrawn Partner to use Firm Collateral as provided hereunder.

(B) If upon a sale or other realization of all or any portion of any Firm Collateral (a “Firm Collateral Realization”), the remaining Firm Collateral is insufficient to cover any Partner’s or Withdrawn Partner’s Excess Holdback requirement, then up to 100% of the net proceeds otherwise distributable to such Partner or Withdrawn Partner from such Firm Collateral Realization (including distributions subject to the repayment of financing sources as in the case of Pledgable Blackstone Interests) shall be paid into the Trust Account to fully satisfy such Excess Holdback requirement (allocated to such Partner or Withdrawn Partner) and shall be deemed to be Trust Amounts for purposes hereunder. Any net proceeds from such Firm Collateral Realization in excess of the amount necessary to satisfy such Excess Holdback requirement shall be distributed to such Partner or Withdrawn Partner.

(C) Upon any valuation or revaluation of Firm Collateral that results in a decreased valuation of such Firm Collateral so that such Firm Collateral is insufficient to cover any Partner’s or Withdrawn Partner’s Excess Holdback requirement (including upon a Firm Collateral Realization, if net proceeds therefrom and the remaining Firm Collateral are insufficient to cover any Partner’s or Withdrawn Partner’s Excess Holdback requirement), the Partnership shall provide notice of the foregoing to such Partner or Withdrawn Partner and such Partner or Withdrawn Partner shall, within 30 days of receiving such notice, contribute cash (or additional Firm Collateral) to the Trust Account in an amount necessary to satisfy his Excess Holdback requirement. If any such Partner or Withdrawn Partner defaults upon his obligations under this clause (C), then Section 5.8(d)(ii) shall apply thereto; provided, that clause (A) of Section 5.8(d)(ii) shall be deemed inapplicable to a default under this clause (C); provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(vi) Any Limited Partner or Withdrawn Partner may (A) obtain the release of any Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Partner) or Firm Collateral, in each case, held in the Trust Account for the benefit of such Partner or Withdrawn Partner or (B) require the Partnership to distribute all or any portion of amounts otherwise required to be placed in the Trust Account (whether cash or Firm Collateral), by obtaining a letter of credit (an “L/C”) for the benefit of the Trustee(s) in such amounts. Any Partner or Withdrawn Partner choosing to furnish an L/C to the Trustee(s) (in such capacity, an “L/C Partner”) shall deliver to the Trustee(s) an unconditional and irrevocable L/C from a commercial bank whose (x) short-term deposits are rated at least A-1 by S&P and P-1 by Moody’s (if the L/C is for a term of 1 year or less), or (y) long-term deposits are rated at least A+ by S&P or A1 by Moody’s (if the L/C is for a term of 1 year or more) (each a “Required Rating”). If the relevant rating of the commercial bank issuing such L/C drops below the relevant Required Rating, the L/C Partner shall supply to the Trustee(s), within 30 days of such occurrence, a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, in lieu of the insufficient L/C. In addition, if the L/C has a term expiring on a date earlier than the latest possible termination date of SP VI, the Trustee(s) shall be permitted to drawdown on such L/C if the L/C Partner fails to provide a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, at least 30 days prior to the stated expiration date of such existing L/C. The Trustee(s) shall notify an L/C Partner 10 days prior to drawing on any L/C. The Trustee(s) may (as directed by the Partnership in the case of clause (I) below) draw down on an L/C only if (I) such a drawdown is necessary to satisfy an L/C Partner’s obligation relating to the Partnership’s obligations under the Clawback Provisions or (II) an L/C Partner has not provided a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating (or the requisite amount of cash and/or Firm Collateral (to the extent permitted hereunder)), at least 30 days prior to the stated expiration of an existing L/C in accordance with this clause (vi). The Trustee(s), as directed by the Partnership, shall return to any L/C Partner his L/C upon (1) the termination of the Trust Account and satisfaction of the Partnership’s obligations, if any, in respect of the Clawback Provisions, (2) an L/C Partner satisfying his entire Holdback obligation in cash and Firm Collateral (to the extent permitted hereunder), or (3) the release, by the Trustee(s), as directed by the Partnership, of all amounts in the Trust Account to the Partners or Withdrawn Partners. If an L/C Partner satisfies a portion of his Holdback obligation in cash and/or Firm Collateral (to the extent permitted hereunder) or if the Trustee(s), as directed by the Partnership, release a portion of the amounts in the Trust Account to the Partners or Withdrawn Partners in the Partner Category of such L/C Partner, the L/C of an L/C Partner may be reduced by an amount corresponding to such portion satisfied in cash and/or Firm Collateral (to the extent permitted hereunder) or such portion released by the Trustee(s), as directed by the Partnership; provided, that in no way shall the general release of any Trust Income cause an L/C Partner to be permitted to reduce the amount of an L/C by any amount.

(vii) (A) Any in-kind distributions by the Partnership relating to Carried Interest shall be made in accordance herewith as though such distributions consisted of cash. The Partnership may direct the Trustee(s) to dispose of any in-kind distributions held in the Trust Account at any time. The net proceeds therefrom shall be treated as though initially contributed to the Trust Account.

(B) In lieu of the foregoing, any Existing Partner may pledge with respect to any in-kind distribution the Special Firm Collateral referred to in the applicable category in the books and records of the Partnership; provided, that the initial contribution of such Special Firm Collateral shall initially equal 130% of the required Holdback Amount for a period of 90 days, and thereafter shall equal at least 115% of the required Holdback Amount. Paragraphs 4.1(d)(viii)(C) and (D) shall apply to such Special Firm Collateral. To the extent such Special Firm Collateral exceeds the applicable minimum percentage of the required Holdback Amount specified in the first sentence of this clause (vii)(B), the related Partner may obtain a release of such excess amount from the Trust Account.

(viii) (A) Any Limited Partner or Withdrawn Partner may satisfy all or any portion of his Holdback (excluding any Excess Holdback), and such Partner or a Withdrawn Partner may, to the extent his Holdback (excluding any Excess Holdback) has been previously satisfied in cash or by the use of an L/C as provided herein, obtain a release of Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Partner) that satisfy such Partner’s or Withdrawn Partner’s Holdback (excluding any Excess Holdback) by pledging to the Trustee(s) on a first priority basis all of his Special Firm Collateral in a particular Qualifying Fund, which at all times must equal or exceed the amount of the Holdback distributed to the Partner or Withdrawn Partner (as more fully set forth below). Any Partner seeking to satisfy such Partner’s Holdback utilizing Special Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the General Partner) to perfect a first priority security interest in, and otherwise assure the ability of the Trustee(s) )to realize on (if required), such Special Firm Collateral.

(B) If upon a distribution, withdrawal, sale, liquidation or other realization of all or any portion of any Special Firm Collateral (a “Special Firm Collateral Realization”), the remaining Special Firm Collateral (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund and is being used in connection with an Excess Holdback) is insufficient to cover any Partner’s or Withdrawn Partner’s Holdback (when taken together with other means of satisfying the Holdback as provided herein (i.e., cash contributed to the Trust Account or an L/C in the Trust Account)), then up to 100% of the net proceeds otherwise distributable to such Partner or Withdrawn Partner from such Special Firm Collateral Realization (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund or other asset and is being used in connection with an Excess Holdback) shall be paid into the Trust (and allocated to such Partner or Withdrawn Partner) to fully satisfy such Holdback and shall be deemed thereafter to be Trust Amounts for purposes hereunder. Any net proceeds from such Special Firm Collateral Realization in excess of the amount necessary to satisfy such Holdback (excluding any Excess Holdback) shall be distributed to such Partner or Withdrawn Partner. To the extent a Qualifying Fund distributes Securities to a Partner or Withdrawn Partner in connection with a Special Firm Collateral Realization, such Partner or Withdrawn Partner shall be required to promptly fund such Partner’s or Withdrawn Partner’s deficiency with respect to his Holdback in cash or an L/C.

(C) Upon any valuation or revaluation of the Special Firm Collateral and/or any adjustment in the Applicable Collateral Percentage applicable to a Qualifying Fund (as provided in the books and records of the Partnership), if such Partner’s or Withdrawn Partner’s Special Firm Collateral valued at less than such Partner’s Holdback (excluding any Excess Holdback) as provided in the books and records of the Partnership, taking into account other permitted means of satisfying the Holdback hereunder, the Partnership shall provide notice of the foregoing to such Partner or Withdrawn Partner and, within 10 business days of receiving such notice, such Partner or Withdrawn Partner shall contribute cash or additional Special Firm Collateral to the Trust Account in an amount necessary to make up such deficiency. If any such Partner or Withdrawn Partner defaults upon his obligations under this clause (C), then Section 5.8(d)(ii) shall apply thereto; provided, that clause (A) of Section 5.8(d)(ii) shall be deemed inapplicable to such default; provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(D) Upon a Partner becoming a Withdrawn Partner, at any time thereafter the General Partner may revoke the ability of such Withdrawn Partner to use Special Firm Collateral as set forth in this Section 4.1(d)(viii), notwithstanding anything else in this Section 4.1(d)(viii). In that case the provisions of clause (C) above shall apply to the Withdrawn Partner’s obligation to satisfy the Holdback (except that 30 days’ notice of such revocation shall be given), given that the Special Firm Collateral is no longer available to satisfy any portion of the Holdback (excluding any Excess Holdback).

(E) Nothing in this Section 4.1(d)(viii) shall prevent any Partner or Withdrawn Partner from using any amount of such Partner’s interest in a Qualifying Fund as Firm Collateral; provided that at all times Section 4.1(d)(v) and this Section 4.1(d)(viii) are each satisfied.

Section 4.2. Interest. Interest on the balances of the Partners’ capital related to the Partners’ GP-Related Partner Interests (excluding capital invested in GP-Related Investments and, if deemed appropriate by the General Partner, capital invested in any other investment of the Partnership) shall be credited to the Partners’ GP-Related Capital Accounts at the end of each accounting period pursuant to Section 5.2, or at any other time as determined by the General Partner, at rates determined by the General Partner from time to time, and shall be charged as an expense of the Partnership.

Section 4.3. Withdrawals of Capital. No Partner may withdraw capital related to such Partner’s GP-Related Partner Interest from the Partnership except (i) for distributions of cash or other property pursuant to Section 5.8, (ii) as otherwise expressly provided in this Agreement, or (iii) as determined by the General Partner.

ARTICLE V

PARTICIPATION IN PROFITS AND LOSSES

Section 5.1. General Accounting Matters.

(a) GP-Related Net Income (Loss) shall be determined by the General Partner at the end of each accounting period and shall be allocated as described in Section 5.4.

(b) “GP-Related Net Income (Loss)” from any activity of the Partnership related to the GP-Related SP VI Interest for any accounting period means (i) the gross income realized by the Partnership from such activity during such accounting period less (ii) all expenses of the Partnership, and all other items that are deductible from gross income, for such accounting period that are allocable to such activity (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for any accounting period in which such GP-Related Investment has not been sold or otherwise disposed of means (i) the gross amount of dividends, interest or other income received by the Partnership from such GP-Related Investment during such accounting period less (ii) all expenses of the Partnership for such accounting period that are allocable to such GP-Related Investment (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for the accounting period in which such GP-Related Investment is sold or otherwise disposed of means (i) the sum of the gross proceeds from the sale or other disposition of such GP-Related Investment and the gross amount of dividends, interest or other income received by the Partnership from such GP-Related Investment during such accounting period less (ii) the sum of the cost or other basis to the Partnership of such GP-Related Investment and all expenses of the Partnership for such accounting period that are allocable to such GP-Related Investment.

GP-Related Net Income (Loss) shall be determined in accordance with the accounting method used by the Partnership for Federal income tax purposes with the following adjustments: (i) any income of the Partnership that is exempt from Federal income taxation and not otherwise taken into account in computing GP-Related Net Income (Loss) shall be added to such taxable income or loss; (ii) if any asset has a value on the books of the Partnership that differs from its adjusted tax basis for Federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such value; (iii) upon an adjustment to the value of any asset on the books of the Partnership pursuant to Regulation Section 1.704-1(b)(2), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing GP-Related Net Income (Loss) pursuant to this definition shall be treated as deductible items; (v) any income from a GP-Related Investment that is payable to Partnership employees in respect of “phantom interests” in such GP-Related Investment awarded by the General Partner to employees shall be included as an expense in the calculation of GP-Related Net Income (Loss) from such GP-Related Investment, and (vi) items of income and expense (including interest income and overhead and other indirect expenses) of the Partnership and Affiliates of the Partnership shall be allocated among the Partnership and such Affiliates, among various Partnership activities and GP-Related Investments and between accounting periods, in each case as determined by the General Partner. Any adjustments to GP-Related Net Income (Loss) by the General Partner, including adjustments for items of income accrued but not yet received, unrealized gains, items of expense accrued but not yet paid, unrealized losses, reserves (including reserves for taxes, bad debts, actual or threatened litigation, or any other expenses, contingencies or obligations) and other appropriate items, shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”); provided, that the General Partner shall not be required to make any such adjustment.

(c) An accounting period shall be a Fiscal Year except that, at the option of the General Partner, an accounting period will terminate and a new accounting period will begin on the admission date of an additional Partner or the Settlement Date of a Withdrawn Partner, if any such date is not the first day of a Fiscal Year. If any event referred to in the preceding sentence occurs and the General Partner does not elect to terminate an accounting period and begin a new accounting period, then the General Partner may make such adjustments as it deems appropriate to the Partners’ GP-Related Profit Sharing Percentages for the accounting period in which such event occurs (prior to any allocations of GP-Related Unallocated Percentages or adjustments to GP-Related Profit Sharing Percentages pursuant to Section 5.3) to reflect the Partners’ average GP-Related Profit Sharing Percentages during such accounting period; provided, that the GP-Related Profit Sharing Percentages of Partners in GP-Related Net Income (Loss) from GP-Related Investments acquired during such accounting period will be based on GP-Related Profit Sharing Percentages in effect when each such GP-Related Investment was acquired.

(d) In establishing GP-Related Profit Sharing Percentages and allocating GP-Related Unallocated Percentages pursuant to Section 5.3, the General Partner may consider such factors as it deems appropriate.

(e) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the General Partner and approved by the Partnership’s independent accountants. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Partners, all Withdrawn Partners, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto.

Section 5.2. GP-Related Capital Accounts.

(a) There shall be established for each Partner on the books of the Partnership, to the extent and at such times as may be appropriate, one or more capital accounts as the General Partner may deem to be appropriate for purposes of accounting for such Partner’s interests in the capital of the Partnership related to the GP-Related SP VI Interest and the GP-Related Net Income (Loss) of the Partnership (each a “GP-Related Capital Account”).

(b) As of the end of each accounting period or, in the case of a contribution to the Partnership by one or more of the Partners with respect to such Partner or Partners’ GP-Related Partner Interests or a distribution by the Partnership to one or more of the Partners with respect to such Partner or Partners’ GP-Related Partner Interests, at the time of such contribution or distribution, (i) the appropriate GP-Related Capital Accounts of each Partner shall be credited with the following amounts: (A) the amount of cash and the value of any property contributed by such Partner to the capital of the Partnership related to the GP-Related SP VI Interest during such accounting period, (B) the GP-Related Net Income allocated to such Partner for such accounting period and (C) the interest credited on the balance of such Partner’s capital related to such Partner’s GP-Related Partner Interest for such accounting period pursuant to Section 4.2; and (ii) the appropriate GP-Related Capital Accounts of each Partner shall be debited with the following amounts: (x) the amount of cash, the principal amount of any subordinated promissory note of the Partnership referred to in Section 6.5 (as such amount is paid) and the value of any property distributed to such Partner during such accounting period with respect to such Partner’s GP-Related Partner Interest and (y) the GP-Related Net Loss allocated to such Partner for such accounting period.

Section 5.3. GP-Related Profit Sharing Percentages.

(a) Prior to the beginning of each annual accounting period, the General Partner shall establish the profit sharing percentage (the “GP-Related Profit Sharing Percentage”) of each Partner in each category of GP-Related Net Income (Loss) for such annual accounting period pursuant to Section 5.1(a) taking into account such factors as the General Partner deems appropriate; provided, however, that (i) the General Partner may elect to establish GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment acquired by the Partnership during such accounting period at the time such GP-Related Investment is acquired in accordance with paragraph (d) below and (ii) GP-Related Net Income (Loss) for such accounting period from any GP-Related Investment shall be allocated in accordance with the GP-Related Profit Sharing Percentages in such GP-Related Investment established in accordance with paragraph (d) below. The General Partner may establish different GP-Related Profit Sharing Percentages for any Partner in different categories of GP-Related Net Income (Loss). In the case of the Withdrawal of a Partner, such former Partner’s GP-Related Profit Sharing Percentages shall be allocated by the General Partner to one or more of the remaining Partners as the General Partner shall determine. In the case of the admission of any Partner to the Partnership as an additional Partner, the GP-Related Profit Sharing Percentages of the other Partners shall be reduced by an amount equal to the GP-Related Profit Sharing Percentage allocated to such new Partner pursuant to Section 6.1(b); such reduction of each other Partner’s GP-Related Profit Sharing Percentage shall be pro rata based upon such Partner’s GP-Related Profit Sharing Percentage as in effect immediately prior to the admission of the new Partner. Notwithstanding the foregoing, the General Partner may also adjust the GP-Related Profit Sharing Percentage of any Partner for any annual accounting period at the end of such annual accounting period in its sole discretion.

(b) The General Partner may elect to allocate to the Partners less than 100% of the GP-Related Profit Sharing Percentages of any category for any annual accounting period at the time specified in Section 5.3(a) for the annual fixing of GP-Related Profit Sharing Percentages (any remainder of such GP-Related Profit Sharing Percentages being called a “GP-Related Unallocated Percentage”); provided, that any GP-Related Unallocated Percentage in any category of GP-Related Net Income (Loss) for any annual accounting period that is not allocated by the General Partner within 90 days after the end of such accounting period shall be deemed to be allocated among all the Partners (including the General Partner) in the manner determined by the General Partner in its sole discretion.

(c) Unless otherwise determined by the General Partner in a particular case, (i) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment shall be allocated in proportion to the Partners’ respective GP-Related Capital Contributions in respect of such GP-Related Investment and (ii) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from each GP-Related Investment shall be fixed at the time such GP-Related Investment is acquired and shall not thereafter change, subject to any repurchase rights established by the General Partner pursuant to Section 5.7.

Section 5.4. Allocations of GP-Related Net Income (Loss).

(a) Except as provided in Section 5.4(d), GP-Related Net Income of the Partnership for each GP-Related Investment shall be allocated to the GP-Related Capital Accounts related to such GP-Related Investment of all the Partners participating in such GP-Related Investment (including the General Partner): first, in proportion to and to the extent of the amount of Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest distributed to the Partners, second, to Partners that received Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest in years prior to the years such GP-Related Net Income is being allocated to the extent such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest exceeded GP-Related Net Income allocated to such Partners in such earlier years; and third, to the Partners in the same manner that such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest would have been distributed if cash were available to distribute with respect thereto.

(b) GP-Related Net Loss of the Partnership shall be allocated as follows: (i) GP-Related Net Loss relating to realized losses suffered by SP VI and allocated to the Partnership with respect to its pro rata share thereof (based on capital contributions made by the Partnership to SP VI with respect to the GP-Related SP VI Interest) shall be allocated to the Partners in accordance with each Partner’s Non-Carried Interest Sharing Percentage with respect to the GP-Related Investment giving rise to such loss suffered by SP VI and (ii) GP-Related Net Loss relating to realized losses suffered by SP VI and allocated to the Partnership with respect to the Carried Interest shall be allocated in accordance with a Partner’s (including a Withdrawn Partner’s) Carried Interest Give Back Percentage (as of the date of such loss) (subject to adjustment pursuant to Section 5.8(e)).

(c) Notwithstanding Section 5.4(a) above, GP-Related Net Income relating to Carried Interest allocated after the allocation of a GP-Related Net Loss pursuant to clause (ii) of Section 5.4(b) shall be allocated in accordance with such Carried Interest Give Back Percentages until such time as the Partners have been allocated GP-Related Net Income relating to Carried Interest equal to the aggregate amount of GP-Related Net Loss previously allocated in accordance with clause (ii) of Section 5.4(b). Withdrawn Partners shall remain Partners for purposes of allocating such GP-Related Net Loss with respect to Carried Interest.

(d) To the extent the Partnership has any GP-Related Net Income (Loss) for any accounting period unrelated to SP VI, such GP-Related Net Income (Loss) will be allocated in accordance with GP-Related Profit Sharing Percentages prevailing at the beginning of such accounting period.

(e) The General Partner may authorize from time to time advances to Partners (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners who are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) against their allocable shares of GP-Related Net Income (Loss).

Section 5.5. Liability of General Partners. General Partners shall have unlimited liability for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership.

Section 5.6. Liability of Limited Partners. Each Limited Partner and former Limited Partner shall be liable for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership allocable to him pursuant to Section 5.4 or 7.3, but only to the extent required by applicable law. Except as otherwise provided in the following sentence, in no event shall any Limited Partner or former Limited Partner be obligated to make any additional capital contribution to the Partnership in excess of his aggregate GP-Related Capital Contributions and Capital Commitment-Related Capital Contributions pursuant to Sections 4.1 and 7.1, or have any liability in excess of such aggregate GP-Related Capital Contributions and Capital Commitment-Related Capital Contributions for the satisfaction and discharge of the losses, liabilities and expenses of the Partnership. In no way does any of the foregoing limit any Partner’s obligations under Section 4.1(d), 5.8(d) or 7.4(g) or otherwise to make capital contributions as provided hereunder.

Section 5.7. Repurchase Rights, etc.. The General Partner may from time to time establish such repurchase rights and/or other requirements with respect to the Partners’ GP-Related Partner Interests relating to GP-Related SP VI Investments as the General Partner may determine. The General Partner shall have authority to (a) withhold any distribution otherwise payable to any Partner until any such repurchase rights have lapsed or any such requirements have been satisfied, (b) pay any distribution to any Partner that is Contingent as of the distribution date and require the refund of any portion of such distribution that is Contingent as of the Withdrawal Date of such Partner, (c) amend any previously established repurchase rights or other requirements from time to time, and (d) make such exceptions thereto as it may determine on a case by case basis.

Section 5.8. Distributions.

(a) (i) The Partnership shall make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Partners with respect to such Partners’ GP-Related Partner Interests at such times and in such amounts as are determined by the General Partner. The General Partner shall, if it deems it appropriate, determine the availability for distribution of, and distribute, cash or other property separately for each category of GP-Related Net Income (Loss) established pursuant to Section 5.1(a). Distributions of cash or other property with respect to Non-Carried Interest shall be made among the Partners in accordance with their respective Non-Carried Interest Sharing Percentages, and, subject to Sections 4.1(d) and 5.8(e), distributions of cash or other property with respect to Carried Interest shall be made among Partners in accordance with their respective Carried Interest Sharing Percentages.

(ii) At any time that a sale, exchange, transfer or other disposition by SP VI of a portion of a GP-Related Investment is being considered by the Partnership (a “GP-Related Disposable Investment”), at the election of the General Partner each Partner’s GP-Related Partner Interest with respect to such GP-Related Investment shall be vertically divided into two separate GP-Related Partner Interests, a GP-Related Partner Interest attributable to the GP-Related Disposable Investment (a Partner’s “GP-Related Class B Interest”), and a GP-Related Partner Interest attributable to such GP-Related Investment excluding the GP-Related Disposable Investment (a Partner’s “GP-Related Class A Interest”). Distributions (including those resulting from a sale, transfer, exchange or other disposition by SP VI) relating to a GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class B Interests with respect to such GP-Related Investment in accordance with their GP-Related Profit Sharing Percentages relating to such GP-Related Class B Interests, and distributions (including those resulting from the sale, transfer, exchange or other disposition by SP VI) relating to a GP-Related Investment excluding such GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class A Interests with respect to such GP-Related Investment in accordance with their respective GP-Related Profit Sharing Percentages relating to such GP-Related Class A Interests. Except as provided above, distributions of cash or other property with respect to each category of GP-Related Net Income (Loss) shall be allocated among the Partners in the same proportions as the allocations of GP-Related Net Income (Loss) of each such category.

(b) Subject to the Partnership’s having sufficient available cash in the reasonable judgment of the General Partner, the Partnership shall make cash distributions to each Partner with respect to each Fiscal Year of the Partnership in an aggregate amount at least equal to the total Federal, New York State and New York City income and other taxes that would be payable by such Partner with respect to all categories of GP-Related Net Income (Loss) allocated to such Partner for such Fiscal Year, the amount of which shall be calculated (i) on the assumption that each Partner is an individual subject to the then prevailing maximum Federal, New York State and New York City income and other tax rates, (ii) taking into account the deductibility of State and local income and other taxes for Federal income tax purposes and (iii) taking into account any differential in applicable rates due to the type and character of GP-Related Net Income (Loss) allocated to such Partner. Notwithstanding the provisions of the foregoing sentence, the General Partner may refrain from making any distribution if, in the reasonable judgment of the General Partner, such distribution is prohibited by the Partnership Act.

(c) The General Partner may provide that the GP-Related Partner Interest of any Partner or employee (including such Partner’s or employee’s right to distributions and investments of the Partnership related thereto) may be subject to repurchase by the Partnership during such period as the General Partner shall determine (a “Repurchase Period”). Any Contingent distributions from GP-Related Investments subject to repurchase rights will be withheld by the Partnership and will be distributed to the recipient thereof (together with interest thereon at rates determined by the General Partner from time to time) as the recipient’s rights to such distributions become Non-Contingent (by virtue of the expiration of the applicable Repurchase Period or otherwise). The General Partner may elect in an individual case to have the Partnership distribute any Contingent distribution to the applicable recipient thereof irrespective of whether the applicable Repurchase Period has lapsed. If a Partner Withdraws from the Partnership for any reason other than his death, Total Disability or Incompetence, the undistributed share of any GP-Related Investment that remains Contingent as of the applicable Withdrawal Date shall be repurchased by the Partnership at a purchase price determined at such time by the General Partner. Unless determined otherwise by the General Partner, the repurchased portion thereof will be allocated among the remaining Partners with interests in such GP-Related Investment in proportion to their respective percentage interests in such GP-Related Investment, or if no other Partner has a percentage interest in such specific GP-Related Investment, to the General Partner; provided, that the General Partner may allocate the Withdrawn Partner’s share of unrealized investment income from a repurchased GP-Related Investment attributable to the period after the Withdrawn Partner’s Withdrawal Date on any basis it may determine, including to existing or new Partners who did not previously have interests in such GP-Related Investment, except that, in any event, each Investor Limited Partner shall be allocated a share of such unrealized investment income equal to its respective GP-Related Profit Sharing Percentage of such unrealized investment income.

(d) (i)(A) If the Partnership is obligated under the Clawback Provisions or Giveback Provisions to contribute to SP VI a Clawback Amount or a Giveback Amount (other than a Capital Commitment Giveback Amount) in respect of the GP-Related SP VI Interest (the amount of any such obligation of the Partnership with respect to such a Giveback Amount being herein called a “GP-Related Giveback Amount”), the Partnership shall call for such amounts as are necessary to satisfy such obligations of the Partnership as determined by the General Partner, in which case each Partner and Withdrawn Partner shall contribute to the Partnership, in cash, when and as called by the Partnership, such an amount of prior distributions by the Partnership (and the Other Fund GPs) with respect to Carried Interest (and/or Non-Carried Interest in the case of a GP-Related Giveback Amount) (the “GP-Related Recontribution Amount”) which equals (I) the product of (a) a Partner’s or Withdrawn Partner’s Carried

Interest Give Back Percentage and (b) the aggregate Clawback Amount payable by the Partnership, in the case of Clawback Amounts, and (II) with respect to a GP-Related Giveback Amount, such Partner’s pro rata share of prior distributions of Carried Interest and/or Non-Carried Interest in connection with (a) the GP-Related SP VI Investment giving rise to the GP-Related Giveback Amount, (b) if the amounts contributed pursuant to clause (II)(a) above are insufficient to satisfy such GP-Related Giveback Amount, GP-Related SP VI Investments other than the one giving rise to such obligation, but only those amounts received by the Partners with an interest in the GP-Related SP VI Investment referred to in clause (II)(a) above, and (c) if the GP-Related Giveback Amount is unrelated to a specific GP-Related SP VI Investment, all GP-Related SP VI Investments. Each Partner and Withdrawn Partner shall promptly contribute to the Partnership, along with satisfying his comparable obligations to the Other Fund GPs, if any, upon such call, such Partner’s or Withdrawn Partner’s GP-Related Recontribution Amount, less the amount paid out of the Trust Account on behalf of such Partner or Withdrawn Partner by the Trustee(s) pursuant to written instructions from the Partnership, or if applicable, any of the Other Fund GPs with respect to Carried Interest (and/or Non-Carried Interest in the case of GP-Related Giveback Amounts) (the “Net GP-Related Recontribution Amount”), irrespective of the fact that the amounts in the Trust Account may be sufficient on an aggregate basis to satisfy the Partnership’s and the Other Fund GPs’ obligation under the Clawback Provisions and/or Giveback Provisions; provided, that to the extent a Partner’s or Withdrawn Partner’s share of the amount paid with respect to the Clawback Amount and/or the GP-Related Giveback Amount exceeds his GP-Related Recontribution Amount, such excess shall be repaid to such Partner or Withdrawn Partner as promptly as reasonably practicable, subject to clause (ii) below; provided further, that such written instructions from the Partnership shall specify each Partner’s and Withdrawn Partner’s GP-Related Recontribution Amount. Prior to such time, the Partnership may, in its discretion (but shall be under no obligation to), provide notice that in the Partnership’s judgment, the potential obligations in respect of the Clawback Provisions or the Giveback Provisions will probably materialize (and an estimate of the aggregate amount of such obligations); provided further, that any amount from a Partner’s Trust Account used to pay any part of any GP-Related Giveback Amount (or such lesser amount as may be required by the General Partner) shall be contributed by such Partner to such Partner’s Trust Account no later than 30 days after the Net GP-Related Recontribution Amount is paid with respect to such GP-Related Giveback Amount. Solely to the extent required by the SP VI Agreements, each member of the General Partner shall have the same obligations as a Partner (which obligations shall be subject to the same limitations as the obligations of a Partner) under this Section 5.8(d)(i)(A) and under Section 5.8(d)(ii)(A) solely with respect to such member’s pro rata share of any Clawback Amount (for purpose of this sentence, as defined in section 11.3(b) of the SP VI Partnership Agreement) and solely to the extent the Partnership has insufficient funds to meet the Partnership’s obligations under section 11.3 of the SP VI Partnership Agreement and/or the corresponding provisions under any other SP VI Agreement.

(B) To the extent any Partner or Withdrawn Partner has satisfied any Holdback obligation with Firm Collateral, such Partner or Withdrawn Partner shall, within 10 days of the Partnership’s call for GP-Related Recontribution Amounts, make a cash payment into the Trust Account in an amount equal to the amount of the Holdback obligation satisfied with such Firm Collateral, or such lesser amount such that the amount in the Trust Account allocable to such Partner or Withdrawn Partner equals the sum of (I) such Partner’s or Withdrawn Partner’s GP-Related Recontribution Amount and (II) any similar amounts payable to any of the Other Fund GPs. Immediately upon receipt of such cash, the Trustee(s) shall take such steps as are necessary to release such Firm Collateral of such Partner or Withdrawn Partner equal to the amount of such cash payment. If the amount of such cash payment is less than the amount of Firm Collateral of such Partner or Withdrawn Partner, the balance of such Firm Collateral if any, shall be retained to secure the payment of GP-Related Deficiency Contributions, if any, and shall be fully released upon the satisfaction of the Partnership’s and the Other Fund GPs’ obligation to pay the Clawback Amount. The failure of any Partner or Withdrawn Partner to make a cash payment in accordance with this clause (B) (to the extent applicable) shall constitute a default under Section 5.8(d)(ii) as if such cash payment hereunder constitutes a Net GP-Related Recontribution Amount under Section 5.8(d)(ii).

(ii) (A) In the event any Partner or Withdrawn Partner (a “GP-Related Defaulting Party”) fails to recontribute all or any portion of such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount for any reason, the Partnership shall require all other Partners and Withdrawn Partners to contribute, on a pro rata basis (based on each of their respective Carried Interest Give Back Percentages in the case of Clawback Amounts, and GP-Related Profit Sharing Percentages in the case of GP-Related Giveback Amounts (as more fully described in clause (II) of Section 5.8(d)(i)(A) above)), such amounts as are necessary to fulfill the GP-Related Defaulting Party’s obligation to pay such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount (a “GP-Related Deficiency Contribution”) if the General Partner determines in its good faith judgment that the Partnership (or an Other Fund GP) will be unable to collect such amount in cash from such GP-Related Defaulting Party for payment of the Clawback Amount or GP-Related Giveback Amount, as the case may be, at least 20 Business Days prior to the latest date that the Partnership, and the Other Fund GPs, if applicable, are permitted to pay the Clawback Amount or GP-Related Giveback Amount, as the case may be; provided, that, subject to Section 5.8(e), no Partner or Withdrawn Partner shall as a result of such GP-Related Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Net GP-Related Recontribution Amount initially requested from such Partner or Withdrawn Partner in respect of such default.

(B) Thereafter, the General Partner shall determine in its good faith judgment that the Partnership should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the General Partner or (2) pursue any and all remedies (at law or equity) available to the Partnership against the GP-Related Defaulting Party, the cost of which shall be a Partnership expense to the extent not ultimately reimbursed by the GP-Related Defaulting Party. It is agreed that the Partnership shall have the right (effective upon such GP-Related Defaulting Party becoming a GP-Related Defaulting Party) to set-off as appropriate and apply against such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount any amounts otherwise payable to the GP-Related Defaulting Party by the Partnership or any Affiliate thereof (including amounts unrelated to Carried Interest, such as returns of capital and profit thereon). Each Partner and Withdrawn Partner hereby grants to the Partnership a security interest, effective upon such Partner or Withdrawn Partner becoming a GP-Related Defaulting Party, in all accounts receivable and other rights to receive payment from any Affiliate of the Partnership and agrees that, upon the effectiveness of such security interest, the Partnership may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Partner and Withdrawn Partner hereby appoints the Partnership as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Partner or Withdrawn Partner or in the name of the Partnership, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Partnership shall be entitled to collect interest on the Net GP-Related Recontribution Amount of a GP-Related Defaulting Party from the date such Net GP-Related Recontribution Amount was required to be contributed to the Partnership at a rate equal to the Default Interest Rate.

(C) Any Partner’s or Withdrawn Partner’s failure to make a GP-Related Deficiency Contribution shall cause such Partner or Withdrawn Partner to be a GP-Related Defaulting Party with respect to such amount. The Partnership shall first seek any remaining Trust Amounts (and Trust Income thereon) allocated to such Partner or Withdrawn Partner to satisfy such Partner’s or Withdrawn Partner’s obligation to make a GP-Related Deficiency Contribution before seeking cash contributions from such Partner or Withdrawn Partner in satisfaction of such Partner’s or Withdrawn Partner’s obligation to make a GP-Related Deficiency Contribution.

(iii) A Partner’s or Withdrawn Partner’s obligation to make contributions to the Partnership under this Section 5.8(d) shall survive the termination of the Partnership.

(e) The Partners acknowledge that the General Partner will (and is hereby authorized to) take such steps as it deems appropriate, in its good faith judgment, to further the objective of providing for the fair and equitable treatment of all Partners, including by allocating writedowns and losses (to be determined by the General Partner in accordance with GAAP and as reported by SP VI) on GP-Related SP VI Investments that have been the subject of a writedown and/or losses (each, a “Loss Investment”) to those Partners who participated in such Loss Investments based on their Carried Interest Sharing Percentage therein to the extent that such Partners receive or have received Carried Interest distributions from other GP-Related SP VI Investments. Consequently and notwithstanding anything herein to the contrary, adjustments to Carried Interest distributions shall be made as set forth in this Section 5.8(e).

(i) At the time the Partnership is making Carried Interest distributions in connection with a GP-Related SP VI Investment (the “Subject Investment”) that have been reduced under any SP VI Agreement as a result of one or more Loss Investments, the General Partner shall calculate amounts distributable to or due from each such Partner as follows:

(A) determine each Partner’s share of each such Loss Investment based on his Carried Interest Sharing Percentage in each such Loss Investment (which may be zero) to the extent such Loss Investment has reduced the Carried Interest distributions otherwise available for distribution to all Partners (indirectly through the Partnership from SP VI) from the Subject Investment (such reduction, the “Loss Amount”);

(B) determine the amount of Carried Interest distributions otherwise distributable to such Partner with respect to the Subject Investment (indirectly through the Partnership from SP VI) before any reduction in respect of the amount determined in clause (A) above (the “Unadjusted Carried Interest Distributions”); and

(C) subtract (I) the Loss Amounts relating to all Loss Investments from (II) the Unadjusted Carried Interest Distributions for such Partner, to determine the amount of Carried Interest distributions to actually be paid to such Partner (“Net Carried Interest Distribution”).

To the extent that the Net Carried Interest Distribution for a Partner as calculated in this clause (i) is a negative number, the General Partner shall (I) notify such Partner, at or prior to the time such Carried Interest distributions are actually made to the Partners, of his obligation to recontribute to the Partnership prior Carried Interest distributions (a “Net Carried Interest Distribution Recontribution Amount”), up to the amount of such negative Net Carried Interest Distribution, and (II) to the extent amounts recontributed pursuant to clause (I) are insufficient to satisfy such negative Net Carried Interest Distribution amount, reduce future Carried Interest distributions otherwise due such Partner, up to the amount of such remaining negative Net Carried Interest Distribution. If a Partner’s (x) Net Carried Interest Distribution Recontribution Amount exceeds (y) the aggregate amount of prior Carried Interest distributions less the amount of tax thereon, calculated based on the Assumed Tax Rate in effect in the Fiscal Years of such distributions (the “Excess Tax-Related Amount”), then such Partner may, in lieu of paying such Partner’s Excess Tax-Related Amount, defer such amounts as set forth below. Such deferred amount shall accrue interest at the Prime Rate. Such deferred amounts shall be reduced and repaid by the amount of Carried

Interest otherwise distributable to such Partner in connection with future Carried Interest distributions until such balance is reduced to zero. Any deferred amounts shall be payable in full upon the earlier of (i) such time as the Clawback Amount is determined (as provided herein) and (ii) such time as the Partner becomes a Withdrawn Partner.

To the extent there is an amount of negative Net Carried Interest Distribution with respect to a Partner remaining after the application of this clause (i), notwithstanding clause (II) of the preceding paragraph, such remaining amount of negative Net Carried Interest Distribution shall be allocated to the other Partners pro rata based on each of their Carried Interest Sharing Percentages in the Subject Investment.

A Partner who fails to pay a Net Carried Interest Distribution Recontribution Amount promptly upon notice from the General Partner (as provided above) shall be deemed a GP-Related Defaulting Party for all purposes hereof.

A Partner may satisfy in part any Net Carried Interest Distribution Recontribution Amount from cash that is then subject to a Holdback, to the extent that the amounts that remain subject to a Holdback satisfy the Holdback requirements hereof as they relate to the reduced amount of aggregate Carried Interest distributions received by such Partner (taking into account any Net Carried Interest Distribution Recontribution Amount contributed to the Partnership by such Partner).

Any Net Carried Interest Distribution Recontribution Amount contributed by a Partner, including amounts of cash subject to a Holdback as provided above, shall increase the amount available for distribution to the other Partners as Carried Interest distributions with respect to the Subject Investment; provided, that any such amounts then subject to a Holdback may be so distributed to the other Partners to the extent a Partner receiving such distribution has satisfied the Holdback requirements with respect to such distribution (taken together with the other Carried Interest distributions received by such Partner to date).

(ii) In the case of Clawback Amounts which are required to be contributed to the Partnership as otherwise provided herein, the obligation of the Partners with respect to any Clawback Amount shall be adjusted by the General Partner as follows:

(A) determine each Partner’s share of any Losses in any GP-Related SP VI Investments which gave rise to the Clawback Amount (i.e., the Losses that followed the last GP-Related SP VI Investment with respect to which Carried Interest distributions were made), based on such Partner’s Carried Interest Sharing Percentage in such GP-Related SP VI Investments;

(B) determine each Partner’s obligation with respect to the Clawback Amount based on such Partner’s Carried Interest Give Back Percentage as otherwise provided herein; and

(C) subtract the amount determined in clause (B) above from the amount determined in clause (A) above with respect to each Partner to determine the amount of adjustment to each Partner’s share of the Clawback Amount (a Partner’s “Clawback Adjustment Amount”).

A Partner’s share of the Clawback Amount shall for all purposes hereof be decreased by such Partner’s Clawback Adjustment Amount, to the extent it is a negative number (except to the extent expressly provided below). A Partner’s share of the Clawback Amount shall for all purposes hereof be increased by such Partner’s Clawback Adjustment Amount (to the extent it is a positive number); provided, that in no way shall a Partner’s aggregate obligation to satisfy a Clawback Amount as a result of this clause (ii) exceed the aggregate Carried Interest distributions received by such Partner. To the extent a positive Clawback Adjustment Amount remains after the application of this clause (ii) with respect to a Partner, such remaining Clawback Adjustment Amount shall be allocated to the Partners (including any Partner whose Clawback Amount was increased pursuant to this clause (ii)) pro rata based on their Carried Interest Give Back Percentages (determined without regard to this clause (ii)).

Any distribution or contribution adjustments pursuant to this Section 5.8(e) by the General Partner shall be based on its good faith judgment, and no Partner shall have any claim against the Partnership, the General Partner or any other Partners as a result of any adjustment made as set forth above. This Section 5.8(e) applies to all Partners, including Withdrawn Partners.

It is agreed and acknowledged that this Section 5.8(e) is an agreement among the Partners and in no way modifies the obligations of each Partner regarding the Clawback Amount as provided in the SP VI Agreements.

Section 5.9. Business Expenses. The Partnership shall reimburse the Partners for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Partnership’s business in accordance with rules and regulations established by the General Partner from time to time.

Section 5.10. Tax Capital Accounts; Tax Allocations.

(a) For Federal income tax purposes, there shall be established for each Partner a single capital account combining such Partner’s Capital Commitment Capital Account and GP-Related Capital Account, with such adjustments as the General Partner determines are appropriate so that such single capital account is maintained in compliance with the principles and requirements of Section 704(b) of the Code and the Regulations thereunder.

(b) For Federal, State and local income tax purposes only, Partnership income, gain, loss, deduction or expense (or any item thereof) for each fiscal year shall be allocated to and among the Partners in a manner corresponding to the manner in which corresponding items are allocated among the Partners pursuant to clause (a) above, provided the General Partner may in its sole discretion make such allocations for tax purposes as it determines are appropriate so that allocations have substantial economic effect or are in accordance with the interests of the Partners, within the meaning of the Code and the Regulations thereunder.

ARTICLE VI

ADDITIONAL PARTNERS; WITHDRAWAL OF PARTNERS;

SATISFACTION AND DISCHARGE OF

PARTNERSHIP INTERESTS; TERMINATION

Section 6.1. Additional Partners.

(a) Effective on the first day of any month (or on such other date as shall be determined by the General Partner in its sole discretion), the General Partner shall have the right to admit one or more additional or substitute persons into the Partnership as General Partners or Limited Partners. Each such person shall make the representations and certifications with respect to itself set forth in

Sections 3.7 and 3.8. The General Partner shall determine and negotiate with the additional Partner all terms of such additional Partner’s participation in the Partnership, including the additional Partner’s initial GP-Related Capital Contribution, Capital Commitment-Related Capital Contribution, GP-Related Profit Sharing Percentage and Capital Commitment Profit Sharing Percentage. Each additional Partner shall have such voting rights as may be determined by the General Partner from time to time unless, upon the admission to the Partnership of any Limited Partner, the General Partner shall designate that such Limited Partner shall not have such voting rights (any such Limited Partner being called a “Nonvoting Limited Partner”). Any additional Partner shall, as a condition to becoming a Partner, agree to become a party to, and be bound by the terms and conditions of, the Trust Agreement. If Blackstone or another or subsequent holder of an Investor Note approved by the General Partner for purposes of this Section 6.1(a) shall foreclose upon a Limited Partner’s Investor Note issued to finance such Limited Partner’s purchase of his Capital Commitment Interests, Blackstone or such other or subsequent holder shall succeed to such Limited Partner’s Capital Commitment Interests and shall be deemed to have become a Limited Partner to such extent. Any Additional Partner may have a GP-Related Partner Interest or a Capital Commitment Partner Interest, without having the other such interest.

(b) The GP-Related Profit Sharing Percentages, if any, to be allocated to an additional Partner as of the date such Partner is admitted to the Partnership, together with the pro rata reduction in all other Partners’ GP-Related Profit Sharing Percentages as of such date, shall be established by the General Partner pursuant to Section 5.3. The Capital Commitment Profit Sharing Percentages, if any, to be allocated to an additional Partner as of the date such Partner is admitted to the Partnership, together with the pro rata reduction in all other Partners’ Capital Commitment Profit Sharing Percentages as of such date, shall be established by the General Partner.

(c) An additional Partner shall be required to contribute to the Partnership his pro rata share of the Partnership’s total capital, excluding capital in respect of GP-Related Investments and Capital Commitment Investments in which such Partner does not acquire any interests, at such times and in such amounts as shall be determined by the General Partner in accordance with Sections 4.1 and 7.1.

(d) The admission of an additional Partner will be evidenced by (i) the execution of a counterpart copy of, or counter-signature page with respect to, this Agreement by such additional Partner, or (ii) the execution of an amendment to this Agreement by the General Partner and the additional Partner, as determined by the General Partner, or (iii) the execution by such additional Partner of any other writing evidencing the intent of such person to become a substitute or additional Limited Partner and to be bound by the terms of this Agreement and such writing being accepted by the General Partner on behalf of the Partnership. In addition, each additional Partner shall sign a counterpart copy of the Trust Agreement or any other writing evidencing the intent of such person to become a party to the Trust Agreement.

Section 6.2. Withdrawal of Partners.

(a) Any Partner may Withdraw voluntarily from the Partnership subject to the prior written consent of the General Partner. The General Partner generally intends to permit voluntary Withdrawals on the last day of any calendar month (or on such other date as shall be determined by the General Partner in its sole discretion), on not less than 15 days’ prior written notice by such Partner to the General Partner (or on such shorter notice period as may be mutually agreed upon between such Partner and the General Partner); provided, that a Partner may not voluntarily Withdraw without the consent of the General Partner if such Withdrawal would (i) cause the Partnership to be in default under any of its contractual obligations or (ii) in the reasonable judgment of the General Partner, have a material adverse effect on the Partnership or its business; provided further that a Partner may Withdraw from the Partnership with respect to such Partner’s GP-Related Partner Interest without Withdrawing from the Partnership with respect to such Partner’s Capital Commitment Partner Interest, and a Partner may Withdraw from the Partnership with respect to such Partner’s Capital Commitment Partner Interest without Withdrawing from the Partnership with respect to such Partner’s GP-Related Partner Interest.

(b) Upon the Withdrawal of any Partner, including by the occurrence of any withdrawal event under the Partnership Act with respect to any Partner, such Partner shall thereupon cease to be a Partner, except as expressly provided herein.

(c) Upon the Total Disability of a Limited Partner, such Partner shall thereupon cease to be a Limited Partner with respect to such Partner’s GP-Related Partner Interest; provided, however, that the General Partner may elect to admit such Withdrawn Partner to the Partnership as a Nonvoting Limited Partner with respect to such Partner’s GP-Related Partner Interest, with such GP-Related Partner Interest as the General Partner may determine. The determination of whether any Partner has suffered a Total Disability shall be made by the General Partner in its sole discretion after consultation with a qualified medical doctor. In the absence of agreement between the General Partner and such Partner, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

(d) If the General Partner determines that it shall be in the best interests of the Partnership for any Partner (including any Partner who has given notice of voluntary Withdrawal pursuant to paragraph (a) above) to Withdraw from the Partnership (whether or not Cause exists) with respect to such Partner’s GP-Related Partner Interest and/or with respect to such Partner’s Capital Commitment Partner Interest, such Partner, upon written notice by the General Partner to such Partner, shall be required to Withdraw with respect to such Partner’s GP-Related Partner Interest and/or with respect to such Partner’s Capital Commitment Partner Interest, as of a date specified in such notice, which date shall be on or after the date of such notice. If the General Partner requires any Partner to Withdraw for Cause with respect to such Partner’s GP-Related Partner Interest and/or with respect to such Partner’s Capital Commitment Partner Interest, such notice shall state that it has been given for Cause and shall describe the particulars thereof in reasonable detail.

(e) The Withdrawal from the Partnership of any Partner shall not, in and of itself, affect the obligations of the other Partners to continue the Partnership during the remainder of its term. A Withdrawn General Partner shall remain liable for all obligations of the Partnership incurred while it was a General Partner and resulting from its acts or omissions as a General Partner to the fullest extent provided by law.

Section 6.3. GP-Related Partner Interests Not Transferable.

(a) No Partner may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Partner’s GP-Related Partner Interest without the prior written consent of the General Partner; provided, that, subject to the Partnership Act, this Section 6.3 shall not impair transfers by operation of law, transfers by will or by other testamentary instrument occurring by virtue of the death or dissolution of a Partner, or transfers required by trust agreements; provided further, that, subject to the prior written consent of the General Partner, which shall not be unreasonably withheld, a Limited Partner may transfer, for estate planning purposes, up to 25% of his GP-Related Profit Sharing Percentage to any estate planning trust, limited partnership or limited liability company with respect to which such Limited Partner controls investments related to any interest in the Partnership held therein (an “Estate Planning Vehicle”). Each Estate Planning Vehicle will be a Nonvoting Limited Partner. Such Limited Partner and the Nonvoting Limited Partner shall be jointly and severally liable for all obligations of both such Limited Partner and such Nonvoting Limited Partner with respect to the interest transferred (including the obligation to make additional GP-Related Capital Contributions). The General Partner may at its sole option exercisable at any time require such Estate Planning Vehicle to Withdraw from the Partnership on the terms of this Article VI. Except as provided in the second proviso to the first sentence of this Section 6.3(a), no assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Partner’s GP-Related Partner Interest shall have any right to be a General Partner or Limited Partner without the prior written consent of the General Partner (which consent may be given or withheld in its sole discretion without giving any reason therefor). Notwithstanding the granting of a security interest in the entire partnership interest of any Partner, such Partner shall continue to be a partner of the Partnership.

(b) Notwithstanding any provision hereof to the contrary, no sale or transfer of any GP-Related Partner Interest in the Partnership may be made except in compliance with all Federal, State and other applicable laws, including Federal and State securities laws.

Section 6.4. General Partner Withdrawal; Transfer of General Partner’s Interest.

(a) The General Partner may not transfer or assign its interest as a General Partner in the Partnership or its right to manage the affairs of the Partnership, except that the General Partner may, with the prior written approval of a Majority In Interest of the Partners admit another person as an additional or substitute General Partner who makes such representations with respect to itself as the General Partner deems necessary or appropriate (with regard to compliance with applicable law or otherwise); provided, however, that the General Partner may, in its sole discretion, transfer all or part of its interest in the Partnership to a person who makes such representations with respect to itself as the General Partner deems necessary or appropriate (with regard to compliance with applicable law or otherwise) and who owns, directly or indirectly, the principal part of the business then conducted by the General Partner in connection with any liquidation, dissolution or reorganization of the General Partner, and, upon the assumption by such person of liability for all the obligations of the General Partner under this Agreement, such person shall be admitted as the General Partner. A person who is so admitted as an additional or substitute General Partner shall thereby become a General Partner and shall have the right to manage the affairs of the Partnership and to vote as a Partner to the extent of the interest in the Partnership so acquired. The General Partner shall not cease to be the general partner of the Partnership upon the collateral assignment of or the pledging or granting of a security interest in its entire Interest in the Partnership.

(b) Except as contemplated by clause (a) above, Withdrawal by a General Partner is not permitted. The Withdrawal of a General Partner shall not dissolve the Partnership if at the time of such Withdrawal there are one or more remaining General Partners and any one or more of such remaining General Partners continue the business of the Partnership (any and all such remaining General Partners being hereby authorized to continue the business of the Partnership without dissolution and hereby agreeing to do so). If upon the Withdrawal of a General Partner there shall be no remaining General Partner, the Partnership nonetheless shall not be dissolved and shall not be required to be wound up if, within 90 days after the occurrence of such event of Withdrawal, all remaining Limited Partners (excluding Withdrawn Partners) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Withdrawal, of one or more General Partners.

Section 6.5. Satisfaction and Discharge of a Withdrawn Partner’s GP-Related Partner Interest.

(a) The terms of this Section 6.5 shall apply to the GP-Related Partner Interest of a Withdrawn Partner, but, except as otherwise expressly provided in this Section 6.5, shall not apply to the Capital Commitment Partner Interest of a Withdrawn Partner. For purposes of this Section 6.5, the term “Settlement Date” means the date as of which a Withdrawn Partner’s GP-Related Partner Interest in the Partnership is settled as determined under paragraph (b) below. Notwithstanding the foregoing, any Limited Partner who Withdraws from the Partnership, and all or any portion of whose GP-Related Partner Interest is retained as a Limited Partner, shall be considered a Withdrawn Partner for all purposes hereof.

(b) Except where a later date for the settlement of a Withdrawn Partner’s GP-Related Partner Interest in the Partnership may be agreed to by the General Partner and a Withdrawn Partner, a Withdrawn Partner’s Settlement Date shall be his Withdrawal Date; provided, that if a Withdrawn Partner’s Withdrawal Date is not the last day of a month, then the General Partner may elect for such Withdrawn Partner’s Settlement Date to be the last day of the month in which his Withdrawal Date occurs. During the interval, if any, between a Withdrawn Partner’s Withdrawal Date and Settlement Date, such Withdrawn Partner shall have the same rights and obligations with respect to GP-Related Capital Contributions, interest on capital, allocations of GP-Related Net Income (Loss) and distributions as would have applied had such Withdrawn Partner remained a Partner of the Partnership during such period.

(c) In the event of the Withdrawal of a Partner with respect to such Withdrawn Partner’s GP-Related Partner Interest, the General Partner shall, promptly after such Withdrawn Partner’s Settlement Date, (i) determine and allocate to the Withdrawn Partner’s GP-Related Capital Accounts such Withdrawn Partner’s allocable share of the GP-Related Net Income (Loss) of the Partnership for the period ending on such Settlement Date in accordance with Article V and (ii) credit the Withdrawn Partner’s GP-Related Capital Accounts with interest in accordance with Section 5.2. In making the foregoing calculations, the General Partner shall be entitled to establish such reserves (including reserves for taxes, bad debts, unrealized losses, actual or threatened litigation or any other expenses, contingencies or obligations) as it deems appropriate. Unless otherwise determined by the General Partner in a particular case, a Withdrawn Partner shall not be entitled to receive any GP-Related Unallocated Percentage in respect of the accounting period during which such Partner Withdraws from the Partnership (whether or not previously awarded or allocated) or any GP-Related Unallocated Percentage in respect of prior accounting periods that have not been paid or allocated (whether or not previously awarded) as of such Withdrawn Partner’s Withdrawal Date.

(d) From and after the Settlement Date of the Withdrawn Partner, the Withdrawn Partner’s GP-Related Profit Sharing Percentages shall, unless otherwise allocated by the General Partner pursuant to Section 5.3(a), be deemed to be GP-Related Unallocated Percentages (except for GP-Related Profit Sharing Percentages with respect to GP-Related Investments as provided in paragraph (f) below).

(e) (i) Upon the Withdrawal from the Partnership of a Partner with respect to such Partner’s GP-Related Partner Interest, such Withdrawn Partner thereafter shall not, except as expressly provided in this Section 6.5, have any rights of a Partner (including voting rights) with respect to such Partner’s GP-Related Partner Interest, and, except as expressly provided in this Section 6.5, such Withdrawn Partner shall not have any interest in the Partnership’s GP-Related Net Income (Loss) or in distributions related to such Partner’s GP-Related Partner Interest, GP-Related Investments or other assets related to such Partner’s GP-Related Partner Interest. If a Partner Withdraws from the Partnership with respect to such Partner’s GP-Related Partner Interest for any reason other than for Cause pursuant to Section 6.2, then the Withdrawn Partner shall be entitled to receive, at the time or times specified in Section 6.5(i) below, in satisfaction and discharge in full of the Withdrawn Partner’s GP-Related Partner Interest in the Partnership, (x) payment equal to the aggregate credit balance, if any, as of the Settlement Date of the Withdrawn Partner’s GP-Related Capital Accounts, (excluding any GP-Related Capital Account or portion thereof attributable to any GP-Related Investment) and (y) the Withdrawn Partner’s percentage interest attributable to each GP-Related Investment in which the Withdrawn Partner has an interest as of the Settlement Date as provided in paragraph (f) below (which shall be settled in accordance with paragraph (f) below), subject to all the terms and conditions of paragraphs (a)-(p) of this Section 6.5.

If the amount determined pursuant to clause (x) above is an aggregate negative balance, the Withdrawn Partner shall pay the amount thereof to the Partnership upon demand by the General Partner on or after the date of the statement referred to in Section 6.5(i) below; provided, that if the Withdrawn Partner was solely a Limited Partner (other than a Special Limited Partner) on his Withdrawal Date, such payment shall be required only to the extent of any amounts payable to such Withdrawn Partner pursuant to this Section 6.5. Any aggregate negative balance in the GP-Related Capital Accounts of a Withdrawn Partner who was solely a Limited Partner (other than a Special Limited Partner), upon the settlement of such Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5, shall be allocated among the other Partners’ GP-Related Capital Accounts in accordance with their respective GP-Related Profit Sharing Percentages in the categories of GP-Related Net Income (Loss) giving rise to such negative balance as determined by the General Partner as of such Withdrawn Partner’s Settlement Date. In the settlement of any Withdrawn Partner’s GP-Related Partner Interest in the Partnership, no value shall be ascribed to goodwill, the Partnership name or the anticipation of any value the Partnership or any successor thereto might have in the event the Partnership or any interest therein were to be sold in whole or in part.

(ii) Notwithstanding clause (i) of this Section 6.5(e), in the case of a Partner whose Withdrawal with respect to such Partner’s GP-Related Partner Interest resulted from such Partner’s death or Incompetence, such Partner’s estate or legal representative, as the case may be, may elect, at the time described below, to receive a Nonvoting Limited Partner GP-Related Partner Interest and retain such Partner’s GP-Related Profit Sharing Percentage in all (but not less than all) illiquid investments of the Partnership in lieu of a cash payment (or Note) in settlement of that portion of the Withdrawn Partner’s GP-Related Partner Interest. The election referred to above shall be made within 60 days after the Withdrawn Partner’s Settlement Date, based on a statement of the settlement of such Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5.

(f) For purposes of clause (y) of paragraph (e)(i) above, a Withdrawn Partner’s “percentage interest” means his GP-Related Profit Sharing Percentage as of the Settlement Date in the relevant GP-Related Investment. The Withdrawn Partner shall retain his percentage interest in such GP-Related Investment and shall retain his GP-Related Capital Account or portion thereof attributable to such GP-Related Investment, in which case such Withdrawn Partner (a “Retaining Withdrawn Partner”) shall become and remain a Limited Partner for such purpose (and, if the General Partner so designates, such Limited Partner shall be a Nonvoting Limited Partner). The GP-Related Partner Interest of a Retaining Withdrawn Partner pursuant to this paragraph (f) shall be subject to the terms and conditions applicable to GP-Related Partner Interests of any kind hereunder and such other terms and conditions as are established by the General Partner. At the option of the General Partner in its sole discretion, the General Partner and the Retaining Withdrawn Partner may agree to have the Partnership acquire such GP-Related Partner Interest without the approval of the other Partners; provided, that the General Partner shall reflect in the books and records of the Partnership the terms of any acquisition pursuant to this sentence.

(g) The General Partner may elect, in lieu of payment in cash of any amount payable to a Withdrawn Partner pursuant to paragraph (e) above, to have the Partnership issue to the Withdrawn Partner a subordinated promissory note and/or to distribute in kind to the Withdrawn Partner such Withdrawn Partner’s pro rata share (as determined by the General Partner) of any securities or other investments of the Partnership in relation to such Partner’s GP-Related Partner Interest. If any securities or other investments are distributed in kind to a Withdrawn Partner under this paragraph (g), the amount described in clause (x) of paragraph (e)(i) shall be reduced by the value of such distribution as valued on the latest balance sheet of the Partnership in accordance with generally accepted accounting principles or, if not appearing on such balance sheet, as reasonably determined by the General Partner.

(h) [Intentionally omitted].

(i) Within 120 days after each Settlement Date, the General Partner shall submit to the Withdrawn Partner a statement of the settlement of such Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5 together with any cash payment, subordinated promissory note and in kind distributions to be made to such Partner as shall be determined by the General Partner. The General Partner shall submit to the Withdrawn Partner supplemental statements with respect to additional amounts payable to or by the Withdrawn Partner in respect of the settlement of his GP-Related Partner Interest in the Partnership (e.g., payments in respect of GP-Related Investments pursuant to paragraph (f) above or adjustments to reserves pursuant to paragraph (j) below) promptly after such amounts are determined by the General Partner. To the fullest extent permitted by law, such statements and the valuations on which they are based shall be accepted by the Withdrawn Partner without examination of the accounting books and records of the Partnership or other inquiry. Any amounts payable by the Partnership to a Withdrawn Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to the applicable date of payment or distribution; provided that such Withdrawn Partner shall otherwise rank pari passu in right of payment (x) with all persons who become Withdrawn Partners and whose Withdrawal Date is within one year before the Withdrawal Date of the Withdrawn Partner in question and (y) with all persons who become Withdrawn Partners and whose Withdrawal Date is within one year after the Withdrawal Date of the Withdrawn Partner in question.

(j) If the aggregate reserves established by the General Partner as of the Settlement Date in making the foregoing calculations should prove, in the determination of the General Partner, to be excessive or inadequate, the General Partner may elect, but shall not be obligated, to pay the Withdrawn Partner or his estate such excess, or to charge the Withdrawn Partner or his estate such deficiency, as the case may be.

(k) Any amounts owed by the Withdrawn Partner to the Partnership at any time on or after the Settlement Date (e.g., outstanding Partnership loans or advances to such Withdrawn Partner) shall be offset against any amounts payable or distributable by the Partnership to the Withdrawn Partner at any time on or after the Settlement Date or shall be paid by the Withdrawn Partner to the Partnership, in each case as determined by the General Partner. All cash amounts payable by a Withdrawn Partner to the Partnership under this Section 6.5 shall bear interest from the due date to the date of payment at a floating rate equal to the lesser of (x) the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate or (y) the maximum rate of interest permitted by applicable law. The “due date” of amounts payable by a Withdrawn Partner pursuant to Section 6.5(i) above shall be 120 days after a Withdrawn Partner’s Settlement Date. The “due date” of amounts payable to or by a Withdrawn Partner in respect of GP-Related Investments for which the Withdrawn Partner has retained a percentage interest in accordance with paragraph (f) above shall be 120 days after realization with respect to such GP-Related Investment. The “due date” of any other amounts payable by a Withdrawn Partner shall be 60 days after the date such amounts are determined to be payable.

(l) At the time of the settlement of any Withdrawn Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5, the General Partner may, to the fullest extent permitted by applicable law, impose any restrictions it deems appropriate on the assignment, pledge, encumbrance or other transfer by such Withdrawn Partner of any interest in any GP-Related Investment retained by such Withdrawn Partner, any securities or other investments distributed in kind to such Withdrawn Partner or such Withdrawn Partner’s right to any payment from the Partnership.

(m) If a Partner is required to Withdraw from the Partnership with respect to such Partner’s GP-Related Partner Interest for Cause pursuant to Section 6.2(d), then his GP-Related Partner Interest shall be settled in accordance with paragraphs (a)-(r) of this Section 6.5; provided, however, that the General Partner may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) In settling the Withdrawn Partner’s interest in any GP-Related Investment in which he has an interest as of his Settlement Date, the General Partner may elect to (A) determine the GP-Related Unrealized Net Income (Loss) attributable to each such GP-Related Investment as of the Settlement Date and allocate to the appropriate GP-Related Capital Account of the Withdrawn Partner his allocable share of such GP-Related Unrealized Net Income (Loss) for purposes of calculating the aggregate balance of such Withdrawn Partner’s GP-Related Capital Account pursuant to clause (x) of paragraph (e)(i) above, (B) credit or debit, as applicable, the Withdrawn Partner with the balance of his GP-Related Capital Account or portion thereof attributable to each such GP-Related Investment as of his Settlement Date without giving effect to the GP-Related Unrealized Net Income (Loss) from such GP-Related Investment as of his Settlement Date, which shall be forfeited by the Withdrawn Partner or (C) apply the provisions of paragraph (f) above, provided, that the maximum amount of GP-Related Net Income (Loss) allocable to such Withdrawn Partner with respect to any GP-Related Investment shall equal such Partner’s percentage interest of the GP-Related Unrealized Net Income, if any, attributable to such GP-Related Investment as of the Settlement Date (the balance of such GP-Related Net Income (Loss), if any, shall be allocated as determined by the General Partner). The Withdrawn Partner shall not have any continuing interest in any GP-Related Investment to the extent an election is made pursuant to (A) or (B) above.

(ii) Any amounts payable by the Partnership to the Withdrawn Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to or on or after the applicable date of payment or distribution.

(n) The payments to a Withdrawn Partner pursuant to this Section 6.5 may be conditioned on the compliance by such Withdrawn Partner with any lawful and reasonable (under the circumstances) restrictions against engaging or investing in a business competitive with that of the Partnership or any of its subsidiaries and Affiliates for a period not exceeding two years determined by the General Partner. Upon written notice to the General Partner, any Withdrawn Partner who is subject to noncompetition restrictions established by the General Partner pursuant to this paragraph (o) may elect to forfeit the principal amount payable in the final installment of his subordinated promissory note, together with interest to be accrued on such installment after the date of forfeiture, in lieu of being bound by such restrictions.

(o) In addition to the foregoing, the General Partner shall have the right to pay a Withdrawn Partner (other than the General Partner) a discretionary additional payment in an amount and based upon such circumstances and conditions as it determines to be relevant. The provisions of this Section 6.5 shall apply to any Investor Limited Partner relating to another Limited Partner, and to any transferee of any GP-Related Partner Interest of such Partner pursuant to Section 6.3, if such Partner Withdraws from the Partnership.

(p) (i) The Partnership will assist a Withdrawn Partner or his estate or guardian, as the case may be, in the settlement of the Withdrawn Partner’s GP-Related Partner Interest in the Partnership. Third party costs incurred by the Partnership in providing this assistance will be borne by the Withdrawn Partner or his estate.

(ii) The Partnership may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Partners or their estates or guardians, as referred to above. In such instances, the Partnership will obtain the prior approval of a Withdrawn Partner or his estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Partner (or his estate or guardian) declines to incur such costs, the Partnership will provide such reasonable assistance as and when it can so as not to interfere with the Partnership’s day-to-day operating, financial, tax and other related responsibilities to the Partnership and the Partners.

(q) Each Partner (other than the General Partner) hereby irrevocably appoints the General Partner as such Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file, on behalf of such Partner, any and all agreements, instruments, consents, ratifications, documents and certificates which the General Partner deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 6.5, including, without limitation, the performance of any obligation of such Partner or the Partnership or the exercise of any right of such Partner or the Partnership. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the death, disability or incapacity of such Partner.

Section 6.6. Termination of the Partnership. The General Partner may dissolve the Partnership at any time on not less than 60 days’ notice of the dissolution date given to the other Partners. Upon the dissolution of the Partnership, the Partners’ respective interests in the Partnership shall be valued and settled in accordance with the procedures set forth in Sections, 6.5, which provide for allocations to the GP-Related Capital Accounts of the Partners and distributions in accordance with the capital account balances of the Partners.

Section 6.7. Certain Tax Matters. i. All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for Federal, State and local income tax purposes in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code or other applicable law. To the extent U.S. Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) or other applicable law require allocations for tax purposes that differ from the foregoing allocations, the General Partner may determine the manner in which such tax allocations shall be made so as to comply more fully with such Treasury Regulations or other applicable law and, at the same time, preserve the economic relationships among the Partners as set forth in this Agreement. In the event there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year of the Partnership, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). In addition, this Agreement shall be considered to contain a “qualified income offset” as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(a) The General Partner shall cause to be prepared all Federal, State and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by the General Partner, shall cause such returns to be timely filed. The General Partner shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several States and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The General Partner may cause the Partnership to make or refrain from making any and all elections permitted by such tax laws. Each Partner agrees that he shall not, unless he provides prior notice of such action to the Partnership, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Partnership in a manner inconsistent with the treatment of such item by the Partnership as reflected on the Form K-1 or other information statement furnished by the Partnership to such Partner for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Partnership, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Partner (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Partnership and all Partners except to the extent a Partner shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Partner in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Partnership and (C) no Partner shall have the right to (1) participate in the audit of any Partnership tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership (unless he provides prior notice of such action to the Partnership as provided above), (3) participate in any administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Partnership or the Tax Matters Partner or with respect to any such amended return or claim for refund filed by the Partnership or the Tax Matters Partner or in any such administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner. The Partnership and each Partner hereby designate any Partner selected by the General Partner as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). To the fullest extent permitted by applicable law, each Partner agrees to indemnify and hold harmless the Partnership and all other Partners from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Partner of the provisions of this Section 6.8 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

(b) Each individual Partner shall provide to the Partnership copies of each Federal, State and local income tax return of such Partner (including any amendment thereof) within 30 days after filing such return.

Section 6.8. Special Basis Adjustments. In connection with any assignment or transfer of a Partnership interest permitted by the terms of this Agreement, the General Partner may cause the Partnership, on behalf of the Partners and at the time and in the manner provided in Code Regulations Section 1.754-1(b), to make an election to adjust the basis of the Partnership’s property in the manner provided in Sections 734(b) and 743(b) of the Code.

ARTICLE VII

CAPITAL COMMITMENT INTERESTS; CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

Section 7.1. Capital Commitment Interests, etc.

(a) (i) This Article VII and Article VIII hereof set forth certain terms and conditions with respect to the Capital Commitment Partner Interests and the Capital Commitment SP VI Interest and matters related to the Capital Commitment Partner Interests and the Capital Commitment SP VI Interest. Except as otherwise expressly provided in this Article VII or in Article VIII, the terms and provisions of this Article VII and Article VIII shall not apply to the GP-Related Partner Interests or the GP-Related SP VI Interest.

(ii) Each Partner severally, agrees to make contributions of capital to the Partnership (“Capital Commitment-Related Capital Contributions”) as required to fund the Partnership’s direct or indirect capital contributions to SP VI, in respect of the Capital Commitment SP VI Interest, if any, and the related Capital Commitment SP VI Commitment, if any. No Partner shall be obligated to make Capital Commitment-Related Capital Contributions to the Partnership in an amount in excess of such Partner’s Capital Commitment-Related Commitment. The Commitment Agreements and SMD Agreements, if any, of the Partners may include provisions with respect to the foregoing matters. It is understood that a Partner will not necessarily participate in each Capital Commitment Investment (which may include additional amounts invested in an existing Capital Commitment Investment) nor will a Partner necessarily have the same Capital Commitment Profit Sharing Percentage with respect to (i) the Partnership’s portion of the Capital Commitment SP VI Commitment, if any, or (ii) the making of each Capital Commitment Investment in which such Partner participates; provided, that this in no way limits the terms of any Commitment Agreement or SMD Agreement. In addition, nothing contained herein shall be construed to give any Partner the right to obtain financing with respect to the purchase of any Capital Commitment Interest, and nothing contained herein shall limit or dictate the terms upon which the General Partner and its Affiliates may provide such financing. The acquisition of a Capital Commitment Interest by a Partner shall be evidenced by receipt by the Partnership of funds equal to such Partner’s Capital Commitment-Related Commitment then due with respect to such Capital Commitment Interest and such appropriate documentation as the General Partner may submit to the Partners from time to time.

(b) The General Partner or one of its Affiliates (in such capacity, the “Advancing Party”) may in its sole discretion advance to any Limited Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) all or any portion of the Capital Commitment-Related Capital Contributions due to the Partnership from such Limited Partner with respect to any Capital Commitment Investment (“Firm Advances”). Each such Limited Partner shall pay to the Advancing Party interest on each Firm Advance from the date of such Firm Advance until the repayment thereof by such Limited Partner. Each Firm Advance shall be repayable in full, including accrued interest to the date of such repayment, upon prior written notice by the Advancing Party. The making and repayment of each Firm Advance shall be recorded in the books and records of the Partnership, and such recording shall be conclusive evidence of each such Firm Advance, binding on the Limited Partner and the Advancing Party absent manifest error. Except as provided below, the interest rate applicable to a Firm Advance shall equal the cost of funds of the Advancing Party at the time of the making of such Firm Advance. The Advancing Party shall inform any Limited Partner of such rate upon such Limited Partner’s request; provided, that such interest rate shall not exceed the maximum interest rate allowable by applicable law; provided further, that amounts that are otherwise payable to such Limited Partner pursuant to Section 7.4(a) shall be used to repay such Firm Advance (including interest thereon). The Advancing Party may, in its sole discretion, change the terms of Firm Advances (including the terms contained herein) and/or discontinue the making of Firm Advances; provided, that (i) the Advancing Party shall notify the relevant Limited Partners of any material changes to such terms and (ii) the interest rate applicable to such Firm Advances and overdue amounts thereon shall not exceed the maximum interest rate allowable by applicable law.

Section 7.2. Capital Commitment Capital Accounts.

(a) There shall be established for each Partner on the books of the Partnership as of the date of formation of the Partnership, or such later date on which such Partner is admitted to the Partnership, and on each such other date as such Partner first acquires a Capital Commitment Interest in a particular Capital Commitment Investment, a Capital Commitment Capital Account for each Capital Commitment Investment in which such Partner acquires a Capital Commitment Interest on such date. Each Capital Commitment-Related Capital Contribution of a Partner shall be credited to the appropriate Capital Commitment Capital Account of such Partner on the date such Capital Commitment-Related Capital Contribution is paid to the Partnership. Capital Commitment Capital Accounts shall be adjusted to reflect any transfer of a Partner’s interest in the Partnership related to his Capital Commitment Partner Interest, as provided in this Agreement.

(b) A Partner shall not have any obligation to the Partnership or to any other Partner to restore any negative balance in the Capital Commitment Capital Account of such Partner. Until distribution of any such Partner’s interest in the Partnership with respect to a Capital Commitment Interest as a result of the disposition by the Partnership of the related Capital Commitment Investment and in whole upon the dissolution of the Partnership, neither such Partner’s Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption except with the consent of the General Partner.

Section 7.3. Allocations.

(a) Capital Commitment Net Income (Loss) of the Partnership for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Partners (including the General Partner) participating in such Capital Commitment Investment in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment. Capital Commitment Net Income (Loss) on any Unallocated Capital Commitment Interest shall be allocated to each Partner in the proportion which such Partner’s aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Partners; provided, that if any Partner makes the election provided for in Section 7.6, Capital Commitment Net Income (Loss) of the Partnership for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Partners participating in such Capital Commitment Investment who do not make such election in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment.

(b) Any special costs relating to distributions pursuant to Section 7.6 or 7.7 shall be specially allocated to the electing Limited Partner.

Section 7.4. Distributions.

(a) Each Limited Partner’s allocable portion of Capital Commitment Net Income received from his Capital Commitment Investments, distributions to such Limited Partner that constitute returns of capital, and other Capital Commitment Net Income of the Partnership (including without limitation Capital Commitment Net Income attributable to Unallocated Capital Commitment Interests) during a fiscal year of the Partnership will be credited to payment of the Investor Notes to the extent required below as of the last day of such fiscal year (or on such earlier date as related distributions are made in the sole discretion of the General Partner) with any cash amount distributable to such Limited Partner pursuant to clauses (ii) and (vii) below to be distributed within 45 days after the end of each fiscal year of the Partnership (or in each case on such earlier date as selected by the General Partner in its sole discretion) as follows (subject to Section 7.4(c) below):

(i) First, to the payment of interest then due on all Investor Notes (relating to Capital Commitment Investments or otherwise) of such Limited Partner (to the extent Capital Commitment Net Income and distributions or payments from Other Sources do not equal or exceed all interest payments due, the selection of those of such Limited Partner’s Investor Notes upon which interest is to be paid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor);

(ii) Second, to distribution to the Limited Partner of an amount equal to the Federal, State and local income taxes on income of the Partnership allocated to such Limited Partner for such year in respect of such Limited Partner’s Capital Commitment Partner Interest (the aggregate amount of any such distribution shall be determined by the General Partner, subject to the limitation that the minimum aggregate amount of such distribution be the tax that would be payable if the taxable income of the Partnership related to all Partners’ Capital Commitment Partner Interests were all allocated to an individual subject to the then-prevailing maximum Federal, New York State and New York City tax rates (taking into account the extent to which such taxable income allocated by the Partnership was composed of long-term capital gains and the deductibility of State and local income taxes for Federal income tax purposes)); provided, that additional amounts shall be paid to the Limited Partner pursuant to this clause (ii) to the extent that such amount reduces the amount otherwise distributable to the Limited Partner pursuant to a comparable provision in any other BCE Agreement and there are not sufficient amounts to fully satisfy such provision from the relevant partnership or other entity; provided further, that amounts paid pursuant to the provisions in such other BCE Agreements comparable to the immediately preceding proviso shall reduce those amounts otherwise distributable to the Limited Partner pursuant to provisions in such other BCE Agreements that are comparable to this clause (ii);

(iii) Third, to the payment in full of the principal amount of the Investor Note financing (A) any Capital Commitment Investment disposed of during or prior to such fiscal year or (B) any BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such fiscal year, to the extent not repaid from Other Sources;

(iv) Fourth, to the return to such Limited Partner of (A) all Capital Commitment-Related Capital Contributions made in respect of the Capital Commitment Interest to which any Capital Commitment Investment disposed of during or prior to such fiscal year relates or (B) all capital contributions made to any Blackstone Collateral Entity (other than the Partnership) in respect of interests therein relating to BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such fiscal year (including all principal paid on the related Investor Notes), to the extent not repaid from amounts of Other Sources (other than amounts of CC Carried Interest);

(v) Fifth, to the payment of principal (including any previously deferred amounts) then owing under all other Investor Notes of such Limited Partner (including those unrelated to the Partnership), the selection of those of such Limited Partner’s Investor Notes to be repaid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor;

(vi) Sixth, up to 50% of any Capital Commitment Net Income remaining after application pursuant to clauses (i) through (v) above shall be applied pro rata to prepayment of principal of all remaining Investor Notes of such Limited Partner (including those unrelated to the Partnership), the selection of those of such Limited Partner’s Investor Notes to be repaid, the division of payments among such Investor Notes and the percentage of remaining Capital Commitment Net Income to be applied thereto to be determined by the Lender or Guarantor; and

(vii) Seventh, to such Limited Partner to the extent of any amount of Capital Commitment Net Income remaining after making the distributions in clauses (i) through (vi) above, and such amount is not otherwise required to be applied to Investor Notes pursuant to the terms thereof..

To the extent there is a partial disposition of a Capital Commitment Investment or any other BCE Investment, as applicable, the payments in clauses (iii) and (iv) above shall be based on that portion of the Capital Commitment Investment or other BCE Investment, as applicable, disposed of, and the principal amount and related interest payments of such Investor Note shall be adjusted to reflect such partial payment so that there are equal payments over the remaining term of the related Investor Note. For a Limited Partner who is no longer an employee or officer of Blackstone, distributions shall be made pursuant to clauses (i) through (iii) above, and then, unless the General Partner or its Affiliate has exercised its rights pursuant to Section 8.1 hereof, any remaining income or other distribution in respect of such Limited Partner’s Capital Commitment Partner Interest shall be applied to the prepayment of the outstanding Investor Notes of such Limited Partner, until all such Limited Partner’s Investor Notes have been repaid in full, with any such income or other distribution remaining thereafter distributed to such Limited Partner.

Distributions of Capital Commitment Net Income may be made at any other time at the discretion of the General Partner. At the General Partner’s discretion, any amounts distributed to a Limited Partner in respect of such Limited Partner’s Capital Commitment Partner Interest will be net of any interest and principal payable on his Investor Notes for the full period in respect of which the distribution is made. A distribution of Capital Commitment Net Income to the General Partner shall be made contemporaneously with each distribution of Capital Commitment Net Income to or for the accounts of the Limited Partners.

(b) [Intentionally omitted]

(c) To the extent that the foregoing Partnership distributions and distributions and payments from Other Sources are insufficient to satisfy any principal and/or interest due on Investor Notes, and to the extent that the General Partner in its sole discretion elects to apply this paragraph (c) to any individual payments due, such unpaid interest will be added to the remaining principal amount of such Investor Notes and shall be payable on the next scheduled principal payment date (along with any deferred principal and any principal and interest due on such date); provided, that such deferral shall not apply to a Limited Partner that is no longer an employee or officer of Blackstone. All unpaid interest on such Investor Notes shall accrue interest at the interest rate then in effect for such Investor Notes.

(d) [Intentionally omitted.]

(e) The Capital Commitment Capital Account of each Partner shall be reduced by the amount of any distribution to such Partner pursuant to paragraph (a) of this Section 7.4.

(f) At any time that a sale, exchange, transfer or other disposition of a portion of a Capital Commitment Investment is being considered by the Partnership or SP VI (a “Capital Commitment Disposable Investment”), at the election of the General Partner each Partner’s Capital Commitment Interest with respect to such Capital Commitment Investment shall be vertically divided into two separate Capital Commitment Interests, a Capital Commitment Interest attributable to the Capital Commitment Disposable Investment (a Partner’s “Capital Commitment Class B Interest”), and a Capital Commitment Interest attributable to such Capital Commitment Investment excluding the Capital Commitment Disposable Investment (a Partner’s “Capital Commitment Class A Interest”). Distributions (including those resulting from a direct or indirect sale, transfer, exchange or other disposition by the Partnership) relating to a Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class B Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class B Interests, and distributions (including those resulting from the direct or indirect sale, transfer, exchange or other disposition by the Partnership) relating to a Capital Commitment Investment excluding such Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class A Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class A Interests.

(g) (i) If the Partnership) is obligated under the Giveback Provisions to contribute to SP VI all or a portion of a Giveback Amount with respect to the Capital Commitment SP VI Interest (the amount of any such obligation of the Partnership being herein called a “Capital Commitment Giveback Amount”), the Partnership shall call for such amounts as are necessary to satisfy such obligation of the Partnership as determined by the General Partner, in which case each Partner and Withdrawn Partner shall contribute to the Partnership, in cash, when and as called by the Partnership, such an amount of prior distributions by the Partnership with respect to the Capital Commitment SP VI Interest (the “Capital Commitment Recontribution Amount”) which equals such Partner’s pro rata share of prior distributions in connection with (a) the Capital Commitment SP VI Investment giving rise to the Capital Commitment Giveback Amount, or (b) if the amounts contributed pursuant to clause (a) above are insufficient to satisfy such Capital Commitment Giveback Amount, Capital Commitment SP VI Investments other than the one giving rise to such obligation. Each Partner shall promptly contribute to the Partnership upon notice thereof such Partner’s Capital Commitment Recontribution Amount. Prior to such time, the Partnership may, in the General Partner’s discretion (but shall be under no obligation to), provide notice that in the General Partner’s judgment, the potential obligations in respect of the Capital Commitment Giveback Amount will probably materialize (and an estimate of the aggregate amount of such obligations).

(ii) (A)In the event any Partner (a “Capital Commitment Defaulting Party”) fails to recontribute all or any portion of such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount for any reason, the Partnership shall require all other Partners and Withdrawn Partners to contribute, on a pro rata basis (based on each of their respective Capital Commitment Profit Sharing Percentages), such amounts as are necessary to fulfill the Capital Commitment Defaulting Party’s obligation to pay such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount (a “Capital Commitment Deficiency Contribution”) if the General Partner determines in its good faith judgment that the Partnership will be unable to collect such amount in cash from such Capital Commitment Defaulting Party for payment of the Capital Commitment Giveback Amount at least 20 Business Days prior to the latest date that the Partnership is permitted to pay the Capital Commitment Giveback Amount; provided, that no Partner shall as a result of such Capital Commitment Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Capital Commitment Recontribution Amount initially requested from such Partner in respect of such default. Thereafter, the General Partner shall determine in its good faith judgment that the Partnership should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the General Partner or (2) pursue any and all remedies (at law or equity) available to the Partnership against the Capital Commitment Defaulting Party, the cost of which shall be a Partnership expense to the extent not ultimately reimbursed by the Capital Commitment Defaulting Party. It is agreed that the Partnership shall have the right (effective upon such Capital Commitment Defaulting Party becoming a Capital Commitment Defaulting Party) to set-off as appropriate and apply against such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount any amounts otherwise payable to the Capital Commitment Defaulting Party by the Partnership or any Affiliate thereof. Each Partner hereby grants to the Partnership a security interest, effective upon such Partner becoming a Capital Commitment Defaulting Party, in all accounts receivable and other rights to receive payment from the Partnership or any Affiliate of the Partnership and agrees that, upon the effectiveness of such security interest, the Partnership may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Partner hereby appoints the Partnership as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Partner or in the name of the Partnership, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Partnership shall be entitled to collect interest on the Capital Commitment Recontribution Amount of a Capital Commitment Defaulting Party from the date such Capital Commitment Recontribution Amount was required to be contributed to the Partnership at a rate equal to the Default Interest Rate.

(B) Any Partner’s failure to make a Capital Commitment Deficiency Contribution shall cause such Partner to be a Capital Commitment Defaulting Party with respect to such amount.

(iii) A Partner’s obligation to make contributions to the Partnership under this Section 7.4(g) shall survive the termination of the Partnership.

Section 7.5. Valuations. Capital Commitment Investments shall be valued annually as of the end of each year (and at such other times as deemed appropriate by the General Partner) in accordance with the principles utilized by the Partnership (or any Affiliate of the Partnership that is a general partner of SP VI) in valuing investments of SP VI or, in the case of investments not held by SP VI, in the good faith judgment of the General Partner, subject in each case to the second proviso of the immediately succeeding sentence. The value of any Capital Commitment Interest as of any date (the “Capital Commitment Value”) shall be based on the value of the underlying Capital Commitment Investment as set forth above; provided, that the Capital Commitment Value may be determined as of an earlier date if determined appropriate by the General Partner in good faith; provided further, that such value may be adjusted by the General Partner to take into account factors relating solely to the value of a Capital Commitment Interest (as compared to the value of the underlying Capital Commitment Investment), such as restrictions on transferability, the lack of a market for such Capital Commitment Interest and lack of control of the underlying Capital Commitment Investment. To the full extent permitted by applicable law such valuations shall be final and binding on all Partners; provided further, that the immediately preceding proviso shall not apply to any Capital Commitment Interests held by a person who is or was at any time a direct member of a General Partner.

Section 7.6. Disposition Election.

(a) At any time prior to the date of the Partnership’s execution of a definitive agreement to dispose of a Capital Commitment Investment, the General Partner may in its sole discretion permit a Partner to retain all or any portion of its pro rata share of such Capital Commitment Investment (as measured by such Partner’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment). If the General Partner so permits, such Partner shall instruct the General

Partner in writing prior to such date (i) not to dispose of all or any portion of such Partner’s pro rata share of such Capital Commitment Investment (the “Retained Portion”) and (ii) either to (A) distribute such Retained Portion to such Partner on the closing date of such disposition or (B) retain such Retained Portion in the Partnership on behalf of such Partner until such time as such Partner shall instruct the General Partner upon 5 days’ notice to distribute such Retained Portion to such Partner. Such Partner’s Capital Commitment Capital Account shall not be adjusted in any way to reflect the retention in the Partnership of such Retained Portion or the Partnership’s disposition of other Partners’ pro rata shares of such Capital Commitment Investment; provided, that such Partner’s Capital Commitment Capital Account shall be adjusted upon distribution of such Retained Portion to such Partner or upon distribution of proceeds with respect to a subsequent disposition thereof by the Partnership.

(b) No distribution of such Retained Portion shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such distribution.

Section 7.7. Capital Commitment Special Distribution Election.

(a) From time to time during the term of this Agreement, the General Partner may in its sole discretion, upon receipt of a written request from a Partner, distribute to such Partner any portion of its pro rata share of a Capital Commitment Investment (as measured by such Partner’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment) (a “Capital Commitment Special Distribution”). Such Partner’s Capital Commitment Capital Account shall be adjusted upon distribution of such Capital Commitment Special Distribution.

(b) No Capital Commitment Special Distributions shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such Capital Commitment Special Distribution.

ARTICLE VIII

WITHDRAWAL; ADMISSION OF NEW PARTNERS

Section 8.1. Limited Partner Withdrawal; Repurchase of Capital Commitment Interests.

(a) Capital Commitment Interests (or a portion thereof) that were financed by Investor Notes will be treated as not subject to repurchase for purposes hereof based upon the proportion of (a) the sum of Capital Commitment-Related Capital Contributions not financed by an Investor Note with respect to each Capital Commitment Interest and principal payments on the related Investor Note to (b) the sum of the Capital Commitment-Related Capital Contributions not financed by an Investor Note with respect to such Capital Commitment Interest, the original principal amount of such Investor Note and all deferred amounts of interest which from time to time comprise part of the principal amount of the Investor Note. A Limited Partner may prepay a portion of any outstanding principal on the Investor Notes; provided, that in the event that a Limited Partner prepays all or any portion of the principal amount of the Investor Notes within nine months prior to the date on which such Limited Partner is no longer an employee or officer of Blackstone, the Partnership (or its designee) shall have the right, in its sole discretion, to purchase the Capital Commitment Interest that became Non-Contingent as a result of such prepayment; provided further, that the purchase price for such Capital Commitment Interest shall be determined in accordance with the determination of the purchase price of a Limited Partner’s Contingent Capital Commitment Interests as set forth in paragraph (b) below. Prepayments made by a Limited Partner shall apply pro rata against all of such Limited Partner’s Investor Notes; provided, that such

Limited Partner may request that such prepayments be applied only to Investor Notes related to BCE Investments that are related to one or more Blackstone Collateral Entities specified by such Limited Partner. Except as expressly provided herein, Capital Commitment Interests that were not financed in any respect with Investor Notes shall be treated as Non-Contingent Capital Commitment Interests.

(b) Upon a Limited Partner ceasing to be an officer or employee of the General Partner or any of its Affiliates, other than as a result of such Limited Partner dying or suffering a Total Disability, such Limited Partner (the “Withdrawn Partner”) and the Partnership or any other person designated by the General Partner shall each have the right (exercisable by the Withdrawn Partner within 30 days and by the Partnership or its designee(s) within 45 days of such Limited Partner’s ceasing to be such an officer or employee) or any time thereafter, upon 30 days’ notice, but not the obligation, to require the Partnership, subject to the Partnership Act, to buy (in the case of exercise of such right by such Withdrawn Partner) or the Withdrawn Partner to sell (in the case of exercise of such right by the Partnership or its designee(s)) all (but not less than all) such Withdrawn Partner’s Contingent Capital Commitment Interests. The purchase price for each such Contingent Capital Commitment Interest will be an amount equal to (i) the outstanding principal amount of the related Investor Note plus accrued interest thereon to the date of purchase (such portion of the purchase price to be made in cash) and (ii) an additional amount (the “Adjustment Amount”) equal to (x) all interest paid by the Limited Partner on the portion of the principal amount of the Investor Note relating to the portion of the related Capital Commitment Interest remaining Contingent plus (y) all Capital Commitment Net Losses allocated to the Withdrawn Partner on the Contingent portion of such Capital Commitment Interest minus (z) all Capital Commitment Net Income allocated to the Withdrawn Partner on the Contingent portion of such Capital Commitment Interest; provided, that, if the Withdrawn Partner was terminated from employment or his position as an officer for Cause, the amounts referred to in clause (x) or (y) of the Adjustment Amount, in the General Partner’s sole discretion, may be deemed to equal zero. The Adjustment Amount shall, if positive, be payable by the holders of the purchased Capital Commitment Interests to the Withdrawn Partner from the next Capital Commitment Net Income received by such holders on the Contingent portion of such Withdrawn Partner’s Capital Commitment Interests at the time such Capital Commitment Net Income is received. If the Adjustment Amount resulting from an exchange is negative, it shall be payable to the holders of the purchased Capital Commitment Interest by the Withdrawn Partner at the time such Capital Commitment Net Income is received by the Withdrawn Partner from the next Capital Commitment Net Income on the Non-Contingent portion of the Withdrawn Partner’s Capital Commitment Interests or, if the Partnership or its designee(s) elect to purchase such Withdrawn Partner’s Non-Contingent Capital Commitment Interests, in cash by the Withdrawn Partner at the time of such purchase; provided, that the General Partner and its Affiliates may offset any amounts otherwise owing to a Withdrawn Partner against any Adjustment Amount owed by such Withdrawn Partner. Until so paid, such remaining Adjustment Amount will not itself bear interest. At the time of such purchase of the Withdrawn Partner’s Contingent Capital Commitment Interests, his related Investor Note shall be payable in full. If neither the Withdrawn Partner nor the Partnership nor its designee(s) exercise the right to require repurchase of such Contingent Capital Commitment Interests, then the Withdrawn Partner shall retain the Contingent portion of his Capital Commitment Interests and the Investor Notes shall remain outstanding, shall become fully recourse to the Withdrawn Partner in his individual capacity, shall be payable in accordance with their remaining original maturity schedules and shall be prepayable at any time by the Withdrawn Partner at his option, and the General Partner shall apply such prepayments against outstanding Investor Notes on a pro rata basis. To the extent that another Partner purchases a portion of a Capital Commitment Interest of a Withdrawn Partner, the purchasing Partner’s Capital Commitment Capital Account and Capital Commitment Profit Sharing Percentage for such Capital Commitment Investment shall be correspondingly increased.

(c) Upon the occurrence of a Final Event with respect to any Limited Partner, such Limited Partner shall thereupon cease to be a Partner with respect to such Limited Partner’s Capital Commitment Partner Interest. If such a Final Event shall occur, no Successor in Interest to any such Limited Partner shall for any purpose hereof become or be deemed to become a Partner. The sole right, as against the Partnership and the remaining Partners, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Partner shall be to receive any distributions and allocations with respect to such Limited Partner’s Capital Commitment Partner Interest pursuant to Article VII and this Article VIII, subject to the right of the Partnership to purchase the Capital Commitment Interests of such former Partner pursuant to Section 8.1(b) or Section 8.1(d)) to the extent, at the time, in the manner and in the amount otherwise payable to such Limited Partner had such a Final Event not occurred, and no other right shall be acquired hereunder by, or shall result hereunder to, a Successor in Interest to such Partner, whether by operation of law or otherwise. Until distribution of any such Partner’s interest in the Partnership upon the dissolution of the Partnership as provided in Section 9.2, neither his Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption without the consent of the General Partner. The Partnership shall be entitled to treat any Successor in Interest to such Partner as the only person entitled to receive distributions and allocations hereunder with respect to such Partner’s Capital Commitment Partner Interest.

(d) If a Limited Partner dies or suffers a Total Disability, all Contingent Capital Commitment Interests of such Partner shall be purchased by the Partnership or its designee (within 30 days of the first date on which the Partnership knows or has reason to know of such Limited Partner’s death or Total Disability) as provided in Section 8.1(b) (except that any Adjustment Amount shall be payable by or to the estate or personal representative in cash), and any Investor Notes financing such Contingent Capital Commitment Interests shall thereupon be prepaid as provided in Section 8.1(b). In addition, in the case of the death or Total Disability of a Limited Partner, if the estate or personal representative of such Limited Partner so requests in writing within 180 days of the Limited Partner’s death or ceasing to be an employee or member (directly or indirectly) of the General Partner or any of its Affiliates by reason of Total Disability (such requests shall not exceed one per calendar year), the Partnership or its designee may but is not obligated to purchase for cash all (but not less than all) Non-Contingent Capital Commitment Interests of such Limited Partner as of the last day of the Partnership’s then current fiscal year at a price equal to the Capital Commitment Value thereof. Each Limited Partner shall be required to include appropriate provisions in his will to reflect such provisions of this Agreement. In addition, the Partnership may, in the sole discretion of the General Partner, upon notice to the estate or personal representative of such Limited Partner within 30 days of the first date on which the Partnership knows or has reason to know of such Limited Partner’s death or Total Disability, determine either (i) to distribute Securities or other property to the estate or personal representative in exchange for such Non-Contingent Capital Commitment Interests as provided in Section 8.1(e) or (ii) to require sale of such Non-Contingent Capital Commitment Interests to the Partnership or its designee as of the last day of any fiscal year of the Partnership (or earlier period, as determined by the General Partner in its sole discretion) for an amount in cash equal to the Capital Commitment Value thereof.

(e) In lieu of retaining a Withdrawn Partner as a Limited Partner with respect to any Non-Contingent Capital Commitment Interests, the General Partner may, in its sole discretion, by notice to such Withdrawn Partner within 45 days of his ceasing to be an employee or officer of the General Partner or any of its Affiliates, or at any time thereafter, upon 30 days written notice, determine (1) to distribute to such Withdrawn Partner the pro rata portion of the Securities or other property underlying such Withdrawn Partner’s Non-Contingent Capital Commitment Interests, subject to any restrictions on distributions associated with the Securities or other property, in satisfaction of his Non-Contingent Capital Commitment Interests in the Partnership or (2) to cause, as of the last day of any fiscal year of the Partnership (or earlier period, as determined by the General Partner in its sole discretion), the Partnership or another person designated by the General Partner (who may be itself another Limited Partner or another Affiliate of the General Partner) to purchase all (but not less than all) of such Withdrawn Partner’s Non-Contingent Capital Commitment Interests for a price equal to the Capital Commitment Value thereof. The General Partner shall condition any distribution or purchase of voting Securities pursuant to paragraph (d) above or this paragraph (e) upon the Withdrawn Partner’s execution and delivery to the Partnership of an appropriate irrevocable proxy, in favor of the Partnership or its nominee, relating to such Securities.

(f) The Partnership may subsequently transfer any Unallocated Capital Commitment Interest or portion thereof which is purchased by it as described above to any other person approved by the General Partner. In connection with such purchase or transfer or the purchase of a Capital Commitment Interest or portion thereof by the Partnership’s designee(s), Blackstone may loan all or a portion of the purchase price of the transferred or purchased Capital Commitment Interest to the Partnership, the transferee or the designee-purchaser(s), as applicable (excluding any of the foregoing who is an executive officer of The Blackstone Group L.P. or any of its Affiliates). To the extent that a Withdrawn Partner’s Capital Commitment Interests (or portions thereof) are repurchased by the Partnership and not transferred to or purchased by another person, all or any portion of such repurchased Capital Commitment Interests may, in the sole discretion of the General Partner, (i) be allocated to each Partner already participating in the Capital Commitment Investment to which the repurchased Capital Commitment Interest relates, (ii) be allocated to each Partner in the Partnership, whether or not already participating in such Capital Commitment Investment, and/or (iii) continue to be held by the Partnership itself as an unallocated Capital Commitment Investment (such Capital Commitment Interests being herein called “Unallocated Capital Commitment Interests”). To the extent that a Capital Commitment Interest is allocated to Partners as provided in clause (i) and/or (ii) above, any indebtedness incurred by the Partnership to finance such repurchase shall also be allocated to such Partners. All such Capital Commitment Interests allocated to Limited Partners shall be deemed to be Contingent and shall become Non-Contingent as and to the extent that the principal amount of such related indebtedness is repaid. The Limited Partners receiving such allocations shall be responsible for such related indebtedness only on a nonrecourse basis to the extent appropriate as provided in this Agreement, except as such Limited Partners and the General Partner shall otherwise agree. If the indebtedness financing such repurchased interests is not so limited, the Partnership may require an assumption by the Limited Partners of such indebtedness on the terms thereof as a precondition to allocation of the related Capital Commitment Interests to such Limited Partners; provided, that a Limited Partner shall not, except as set forth in his Investor Note, be obligated to accept any personally recourse obligation unless his prior consent is obtained. So long as the Partnership itself retains the Unallocated Capital Commitment Interests pursuant to clause (iii) above, such Unallocated Capital Commitment Interests shall belong to the Partnership and any indebtedness financing the Unallocated Capital Commitment Interests shall be an obligation of the Partnership to which all income of the Partnership is subject except as otherwise agreed by the lender of such indebtedness. Any Capital Commitment Net Income (Loss) on an Unallocated Capital Commitment Interest shall be allocated to each Partner in the proportion his aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Partners; debt service on such related financing will be an expense of the Partnership allocable to all Partners in such proportions.

(g) If a Partner is required to Withdraw from the Partnership with respect to such Partner’s Capital Commitment Partner Interest for Cause, then his Capital Commitment Interest shall be settled in accordance with paragraphs (a)-(f) and (j) of this Section 8.1; provided, that if such Partner was not at any time a direct member of a General Partner, the General Partner may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) purchase for cash all of such Withdrawn Partner’s Non-Contingent Capital Commitment Interests. The purchase price for each such Non-Contingent Capital Commitment Interest shall be the lower of (A) the original cost of such Non-Contingent Capital Commitment Interest or (B) an amount equal to the Capital Commitment Value thereof;

(ii) allow the Withdrawn Partner to retain such Non-Contingent Capital Commitment Interests; provided, that the maximum amount of Capital Commitment Net Income allocable to such Withdrawn Partner with respect to any Capital Commitment Investment shall equal the amount of Capital Commitment Net Income that would have been allocated to such Withdrawn Partner if such Capital Commitment Investment had been sold as of the Settlement Date at the then prevailing Capital Commitment Value thereof; or

(iii) in lieu of cash, purchase such Non-Contingent Capital Commitment Interests by providing the Withdrawn Partner with a promissory note in the amount determined in (i) above. Such promissory note shall have a maximum term of ten (10) years with interest at the Federal Funds Rate.

(h) The Partnership will assist a Withdrawn Partner or his estate or guardian, as the case may be, in the settlement of the Withdrawn Partner’s Capital Commitment Partner Interest in the Partnership. Third party costs incurred by the Partnership in providing this assistance will be borne by the Withdrawn Partner or his estate.

(i) The Partnership may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Partners or their estates or guardians, as referred to above. In such instances, the Partnership will obtain the prior approval of a Withdrawn Partner or his estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Partner (or his estate or guardian) declines to incur such costs, the Partnership will provide such reasonable assistance as and when it can so as not to interfere with the Partnership’s day-to-day operating, financial, tax and other related responsibilities to the Partnership and the Partners.

(j) Each Limited Partner hereby irrevocably appoints each General Partner as such Limited Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Limited Partner’s name, place and stead, to make, execute, sign and file, on behalf of such Limited Partner, any and all agreements, instruments, documents and certificates which such General Partner deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 8.1, including, without limitation, the performance of any obligation of such Limited Partner or the Partnership or the exercise of any right of such Limited Partner or the Partnership. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Limited Partner for any reason and shall not be affected by the death, disability or incapacity of such Limited Partner.

Section 8.2. Transfer of Limited Partner’s Capital Commitment Interest. Without the prior written consent of the General Partner, no Limited Partner or former Limited Partner shall have the right to sell, assign, mortgage, pledge or otherwise dispose of or transfer (“Transfer”) all or part of any such Partner’s Capital Commitment Partner Interest in the Partnership; provided, that this Section 8.2 shall in no way impair (i) Transfers as permitted in Section 8.1 above, in the case of the purchase of a Withdrawn Partner’s or deceased or Totally Disabled Limited Partner’s Capital Commitment Interests, (ii) with the prior written consent of the General Partner, which shall not be unreasonably withheld, Transfers by a Limited Partner to another Limited Partner of Non-Contingent Capital Commitment Interests, (iii) Transfers with the prior written consent of the General Partner, which consent may be granted or withheld in its sole discretion without giving any reason therefor, and (iv) with the prior written consent of the General Partner, which shall not be unreasonably withheld, Transfers, for estate planning purposes, of up to 25% of a Limited Partner’s Capital Commitment Partner Interest to an Estate Planning Vehicle. Each Estate Planning Vehicle will be a Nonvoting Limited Partner. Such Limited Partner and the Nonvoting Limited Partner shall be jointly and severally liable for all obligations of both such Limited Partner and such Nonvoting Limited Partner with respect to the interest transferred

(including the obligation to make additional Capital Commitment-Related Capital Contributions). The General Partner may at its sole option exercisable at any time require such Estate Planning Vehicle to Withdraw from the Partnership on the terms of Section 8.1 and Article VI. No person acquiring an interest in the Partnership pursuant to this Section 8.2 shall become a Limited Partner of the Partnership, or acquire such Partner’s right to participate in the affairs of the Partnership, unless such person shall be admitted as a Limited Partner pursuant to Section 6.1. A Limited Partner shall not cease to be a limited partner of the Partnership upon the collateral assignment of, or the pledging or granting of a security interest in, its entire limited partner interest in the Partnership in accordance with the provisions of this Agreement.

Section 8.3. Compliance with Law. Notwithstanding any provision hereof to the contrary, no Transfer of a Capital Commitment Interest in the Partnership may be made except in compliance with all Federal, State and other applicable laws, including Federal and State securities laws.

ARTICLE IX

DISSOLUTION

Section 9.1. Dissolution.

(a) The Partnership shall be dissolved and subsequently terminated:

(i) pursuant to Section 6.6;

(ii) upon the expiration of the Term; or

(iii) upon the occurrence of a Disabling Event with respect to the last remaining General Partner, provided that the Partnership shall not be dissolved if, within 90 days after the Disabling Event, Limited Partners entitled to vote thereon as provided herein who, as of the last day of the most recent accounting period ending on or prior to the date of the Disabling Event, have aggregate GP-Related Capital Account balances representing at least a majority in amount of the total GP-Related Capital Account balances of all the persons who are Limited Partners entitled to vote thereon as provided herein agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the Disabling Event, of another General Partner.

(b) When the Partnership is dissolved, the business and property of the Partnership shall be wound up and liquidated by the General Partner or, in the event of the unavailability of the General Partner, such Limited Partner or other liquidating trustee as shall be named by the Designated Limited Partner (the General Partner, such Limited Partner or other liquidating trustee, as the case may be, being hereinafter referred to as the “Liquidator”).

Section 9.2. Final Distribution.

(a) Within 120 calendar days after the effective date of dissolution of the Partnership, the assets of the Partnership shall be distributed in the following manner and order:

(i) to the payment of the expenses of the winding-up, liquidation and dissolution of the Partnership;

(ii) to pay all creditors of the Partnership, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

(iii) to establish reserves, in amounts established by the General Partner or the Liquidator, to meet other liabilities of the Partnership; and

(iv) to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

(b) The remaining assets of the Partnership shall be applied and distributed among the Partners as follows:

(i) With respect to each Partner’s GP-Related Partner Interest, the remaining assets of the Partnership shall be applied and distributed to such Partner in accordance with the procedures set forth in Section 6.5 which provide for allocations to the capital accounts of the Partners and distributions in accordance with the capital account balances of the Partners; and for purposes of the application of this Section 9.2 (b)(i), determining GP-Related Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution; and

(ii) With respect to each Partner’s Capital Commitment Partner Interest, an amount shall be paid to such Partner in cash or Securities in an amount equal to such Partner’s respective Capital Commitment Liquidating Share for each Capital Commitment Investment; provided, that if the remaining assets relating to any Capital Commitment Investment shall not be equal to or exceed the aggregate Capital Commitment Liquidating Shares for such Capital Commitment Investment, to each Partner in proportion to its Capital Commitment Liquidating Share for such Capital Commitment Investment; and the remaining assets of the Partnership related to the Partners’ Capital Commitment Partner Interests shall be paid to the Partners in cash or Securities in proportion to their respective Capital Commitment Profit Sharing Percentages for each Capital Commitment Investment from which such cash or Securities are derived.

Section 9.3. Amounts Reserved Related to Capital Commitment Partner Interests.

(a) If there are any Securities or other property or other investments or securities related to the Partners’ Capital Commitment Partner Interests which, in the judgment of the Liquidator, cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof, the value of a Partner’s interest in each such Security or other investment or security may be excluded from the amount distributed to the Partners participating in the related Capital Commitment Investment pursuant to clause (ii) of Section 9.2(b). Any interest of a Partner, including his pro rata interest in any gains, losses or distributions, in Securities or other property or other investments or securities so excluded shall not be paid or distributed until such time as the Liquidator shall determine.

(b) If there is any pending transaction, contingent liability or claim by or against the Partnership related to the Partners’ Capital Commitment Partner Interests as to which the interest or obligation of any Partner therein cannot, in the judgment of the Liquidator, be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Partner pursuant to clause (ii) of Section 9.2(b). No amount shall be paid or charged to any such Partner on account of any such transaction or claim until its final settlement or such earlier time as the Liquidator shall determine. The Partnership may meanwhile retain from other sums due such Partner in respect of such Partner’s Capital Commitment Partner Interest an amount which the Liquidator estimates to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

(c) Upon determination by the Liquidator that circumstances no longer require the exclusion of any Securities or other property or retention of sums as provided in paragraphs (a) and (b) of this Section 9.3, the Liquidator shall, at the earliest practicable time, distribute as provided in clause (ii) of Section 9.2(b) such sums or such Securities or other property or the proceeds realized from the sale of such Securities or other property to each Partner from whom such sums or Securities or other property were withheld.

ARTICLE X

MISCELLANEOUS

Section 10.1. Submission to Jurisdiction; Waiver of Jury Trial. (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York , NY in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Partner (i) expressly consents to the application of paragraph (c) of this Section 10.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

(c) (i) EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 10.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 10.1 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 10.1 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 10.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 10.1. In that case, this Section 10.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 10.1 shall be construed to omit such invalid or unenforceable provision.

Section 10.2. Ownership and Use of the Firm Name. The Partnership acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154 U.S.A., (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM, which company (or its predecessors, successors or assigns) has licensed the Partnership to use BLACKSTONE in its name. The Partnership acknowledges that TM owns the service mark BLACKSTONE for various services and that the Partnership is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the permission of TM. All services rendered by the Partnership under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its Affiliates and licensees. The Partnership understands that TM may terminate its right to use BLACKSTONE at any time in TM’s sole discretion by giving the Partnership written notice of termination. Promptly following any such termination, the Partnership will take all steps necessary to change its partnership name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

Section 10.3. Written Consent. Any action required or permitted to be taken by a vote of Partners at a meeting may be taken without a meeting if a Majority in Interest of the Partners consent thereto in writing.

Section 10.4. Letter Agreements; Schedules. The General Partner may, or may cause the Partnership to, enter or has previously entered, into separate letter agreements with individual Partners with respect to GP-Related Profit Sharing Percentages, Capital Commitment Profit Sharing Percentages or any other matter. The General Partner may from time to time execute and deliver to the Partners Schedules which set forth the then current capital balances, GP-Related Profit Sharing Percentages and Capital Commitment Profit Sharing Percentages of the Partners and any other matters deemed appropriate by the General Partner. Such Schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever; provided that this in no way limits the effectiveness of any Commitment Agreement.

Section 10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. In particular, the Partnership has been formed pursuant to the Partnership Act, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.

Section 10.6. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall, subject to the penultimate sentence of Section 6.3(a), inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided that no person claiming by, through or under a Partner (whether such Partner’s heir, personal representative or otherwise), as distinct from such Partner itself, shall have any rights as, or in respect to, a Partner (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Articles VI and VIII. Any Partner or Withdrawn Partner shall remain liable for the obligations under this Agreement (including any Net GP-Related Recontribution Amounts and any Capital Commitment Recontribution Amounts) of any transferee of all or any portion of such Partner’s or Withdrawn Partner’s interest in the Partnership, unless waived by the General Partner. The Partnership shall, if the General Partner determines, in its good faith judgment, based on the standards set forth in Sections 5.8(d)(ii)(A) and 7.4(g)(ii)(A), to pursue such transferee, pursue payment (including any Net GP-Related Recontribution Amounts and/or any Capital Commitment Recontribution Amounts) from the transferee with respect to any such obligations. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Partners and their respective legal representatives, heirs, successors and permitted assigns. Notwithstanding the foregoing, solely to the extent required by the SP VI Agreements, the limited partners in SP VI shall be third-party beneficiaries of the provisions of Sections 5.8(d)(i)(A) and 5.8(d)(ii)(A) (and the definitions relating thereto), solely as they relate to any Clawback Amount (for purpose of this sentence, as defined in section 11.3 (b) of the SP VI Partnership Agreement).

Section 10.7. Partner’s Will. Each Limited Partner and Withdrawn Partner shall include in his or her will a provision that addresses certain matters in respect of his or her obligation relating to the Partnership that is satisfactory to the General Partner, and each such Limited Partner and Withdrawn Partner shall confirm annually to the Partnership, in writing, that such provision remains in his or her current will. Where applicable, any estate planning trust of such Partner or Withdrawn Partner to which a portion of such Limited Partner’s or Withdrawn Partner’s Interest is transferred shall include a provision substantially similar to such provision and the trustee of such trust shall confirm annually to the Partnership, in writing, that such provision or its substantial equivalent remains in such trust. In the event any Limited Partner or Withdrawn Partner fails to comply with the provisions of this Section 10.7 after the Partnership has notified such Limited Partner or Withdrawn Partner of his or her failure to so comply and such failure to so comply is not cured within 30 days of such notice, the Partnership may withhold any and all distributions to such Limited Partner or Withdrawn Partner until the time at which such party complies with the requirements of this Section 10.7.

Section 10.8. Confidentiality. By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership, to maintain the confidentiality of, and not to disclose to any person other than the Partnership, another Partner or a person designated by the Partnership, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Partnership that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided, however, that any corporate Partner may disclose any such information it is required by law, rule, regulation or custom to disclose. Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulation Section 1.6011-4(b)(3)(i), each Partner (and any employee, representative or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the Federal income tax treatment and tax structure of the Partnership, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Partners or any existing or future investor (or any Affiliate thereof) in any of the Partners, or (b) any investment or transaction entered into by the Partners; (2) any performance information relating to any of the Partners or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Partners, does not constitute such tax treatment or tax structure information.

Section 10.9. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including telecopy or similar writing) and shall be given by hand delivery (including any courier service) or telecopy to any Partner at its address or telecopy number shown in the books and records of the Partnership or, if given to the General Partner or the Partnership, at the address or telecopy number of the Partnership in New York City. Each such notice shall be effective (i) if given by telecopy, upon dispatch, and (ii) if given by hand delivery, when delivered to the address of such Partner or the General Partner or the Partnership specified as aforesaid.

Section 10.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

Section 10.11. Power of Attorney. Each Partner hereby irrevocably appoints the General Partner as such Partner’s true and lawful representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the subsequent disability or incapacity of such Partner.

Section 10.12. Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

Section 10.13. Legal Fees. Except as more specifically provided herein, in the event of a legal dispute (including litigation, arbitration or mediation) between any Partner or Withdrawn Partner and the Partnership, arising in connection with any party seeking to enforce Section 4.1(d) or any other provision of this Agreement relating to the Holdback, the Clawback Amount, the GP-Related Giveback Amount, the Capital Commitment Giveback Amount, the Net GP-Related Recontribution Amount or the Capital Commitment Recontribution Amount, the “losing” party to such dispute shall promptly reimburse the “victorious party” for all reasonable legal fees and expenses incurred in connection with such dispute (such determination to be made by the relevant adjudicator). Any amounts due under this Section 10.13 shall be paid within 30 days of the date upon which such amounts are due to be paid and such amounts remaining unpaid after such date shall accrue interest at the Default Interest Rate.

Section 10.14. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 10.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written. In the event that it is impracticable to obtain the signature of any one or more of the Partners to this Agreement, this Agreement shall be binding among the other Partners executing the same.

GENERAL PARTNER:

SPFSA VI L.L.C.

By:	/s/ Jonathan Jacoby
Name: Jonathan Jacoby
Title: Authorized Person

LIMITED PARTNERS:

All Limiter Partners now and hereafter admitted pursuant to power of attorney now and hereafter granted to SPFSA VI L.L.C.

SPFSA VI L.L.C.

By: Blackstone Holdings II L.P., its managing member

By: Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

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